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TABLE OF CONTENTS Prospectus Supplement

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the notes has become effective under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell, nor a solicitation of an offer to buy, the notes in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-235349

Subject to completion, dated August 10, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated December 4, 2019)

$200,000,000

          % Convertible Senior Notes due 2026

                      We are offering $200,000,000 aggregate principal amount of our        % convertible senior notes due 2026. In addition, we have granted the underwriters an option, which is exercisable within 30 days after the date of this prospectus supplement, to purchase up to an additional $30,000,000 aggregate principal amount of notes, solely to cover over-allotments.

MATURITY; INTEREST

                      We will pay interest on the notes at an annual rate of        %, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021. The notes will mature on February 15, 2026, unless earlier converted or redeemed or repurchased by us.

CONVERSION

                      Noteholders may convert their notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2020, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the "measurement period") in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement; (4) if we call the notes for redemption; and (5) at any time from, and including, November 17, 2025 until the close of business on the second scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). The initial conversion rate is            shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $            per share, and is subject to adjustment as described in this prospectus supplement. If a "make-whole fundamental change" (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

REDEMPTION AND REPURCHASE

                      The notes will be redeemable, in whole or in part, at our option at any time, and from time to time, on or after August 15, 2023 and on or before the 50th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (ii) the trading day immediately before the date we send such notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption.

                      If a "fundamental change" (as defined in this prospectus supplement) occurs, then noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, during the period described herein.

CONCURRENT OFFERING

                      Concurrently with this offering of the notes, we are offering, through a separate prospectus supplement, $125,000,000 of shares of our common stock, plus up to an additional $18,750,000 of shares of common stock pursuant to an option granted to the underwriters of such offering (the "concurrent offering"). The completion of this offering is not contingent on the completion of the concurrent offering and the completion of the concurrent offering is not contingent on the completion of this offering. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, the securities being offered in the concurrent offering. See "Description of the Concurrent Offering."

RANKING

                      The notes will be our senior, unsecured obligations and will be equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

LISTING; COMMON STOCK

                      No public market currently exists for the notes, and we do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on The Nasdaq Global Market under the symbol "OMER." On August 7, 2020, the last reported sale price of our common stock was $14.13 per share.

                      Investing in the notes involves significant risks. Before buying the notes, you should carefully consider the risks described under the caption "Risk Factors" beginning on page S-12 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

                      Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the notes or the shares of our common stock, if any, issuable upon conversion of the notes or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per note	Total(3)
Public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds, before expenses, to us	$	$

(1)
Plus accrued interest from August     , 2020, if settlement occurs after such date.

(2)
See "Underwriting" for additional information regarding the compensation payable to the underwriters.

(3)
Assumes no exercise of the underwriters' option to purchase additional notes.

                      We expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about August     , 2020.

Joint Book-Running Managers

BofA Securities	J.P. Morgan

Financial Advisor to Omeros Corporation

J. Wood Capital Advisors LLC

The date of this prospectus supplement is August     , 2020.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

              This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of notes and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein. For a more detailed understanding of the notes, you should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading "Where You Can Find More Information."

              This prospectus supplement is part of a shelf registration statement on Form S-3 (File No. 333-235349) that we filed with the SEC on December 4, 2019. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus.

              Neither we nor the underwriters have authorized anyone to provide you with information that is different or in addition to that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give. Neither we nor the underwriters are making an offer to sell or soliciting an offer to buy securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

              This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

              Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms "Omeros," "we," "us" and "our" refer to Omeros Corporation, a Washington corporation, and its subsidiaries on a consolidated basis.

ii

 FORWARD-LOOKING STATEMENTS

              This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), which are subject to the "safe harbor" created by those sections for such statements. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to them. All statements other than statements of historical fact are forward- looking statements. Terms such as "anticipate," "believe," "could," "estimate," "expect," "goal," "intend," "likely," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and similar expressions and variations thereof are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, particularly in the sections entitled "Prospectus Supplement Summary" and "Risk Factors," and include statements regarding the intent, belief or current expectations of us and our management that are subject to known and unknown risks, uncertainties and assumptions. Examples of these statements include, but are not limited to, statements regarding:

  •
  our expectations related to obtaining permanent separate or similar reimbursement for OMIDRIA® (phenylephrine and ketorolac intraocular solution) 1%/0.3% from the Centers for Medicare & Medicaid Services ("CMS") for periods after September 30, 2020, and our expectations regarding reimbursement coverage for OMIDRIA by commercial and government payers;

  •
  our estimates regarding how long our existing cash, cash equivalents, short-term investments and revenues will be sufficient to fund our anticipated operating expenses, capital expenditures and debt service obligations;

  •
  our expectations relating to demand for OMIDRIA from wholesalers, ambulatory surgery centers ("ASCs") and hospitals, and our expectations regarding OMIDRIA product sales;

  •
  the severity and duration of the impact of the COVID-19 pandemic on our business, operations, clinical programs and financial results;

  •
  our plans for the marketing and distribution of OMIDRIA and our estimates of OMIDRIA chargebacks and rebates, distribution fees and product returns;

  •
  our expectations regarding the clinical, therapeutic and competitive benefits and importance of OMIDRIA and our other product candidates;

  •
  our ability to design, initiate, and successfully complete clinical trials and other studies for our products and product candidates and our plans and expectations regarding our ongoing or planned clinical trials, including for our lead MASP-2 inhibitor, narsoplimab (also referred to as OMS721), and for our other investigational candidates, including OMS527 and OMS906;

  •
  our plans and expectations regarding development of narsoplimab for the treatment of COVID-19 or COVID-19-associated acute respiratory distress syndrome ("ARDS"), including statements regarding the therapeutic potential of narsoplimab for treatment of COVID-19 and/or ARDS, planned publications, discussions with government agencies regarding narsoplimab for treatment of COVID-19 or ARDS, plans for future manufacturing of narsoplimab, and expectations for the treatment of additional COVID-19 patients in clinical trials or other settings;

  •
  with respect to our narsoplimab clinical programs, our expectations regarding: whether enrollment in any or all ongoing and planned Phase 3 and Phase 2 clinical trials will proceed

iii

    as expected; whether we can capitalize on the financial and regulatory incentives provided by orphan drug designations granted by the U.S. Food and Drug Administration ("FDA"), the European Commission ("EC") or the European Medicines Agency ("EMA"), and whether we can capitalize on the regulatory incentives provided by fast-track and/or breakthrough therapy designations granted by the FDA;

  •
  our expectations regarding clinical plans and anticipated or potential paths to regulatory approval of narsoplimab by the FDA and EMA in hematopoietic stem cell transplant-associated thrombotic microangiopathy ("HSCT-TMA"), Immunoglobulin A ("IgA") nephropathy, and atypical hemolytic uremic syndrome ("aHUS");

  •
  whether and when we will complete the rolling Biologics License Application ("BLA") for narsoplimab in HSCT-TMA and whether and when FDA will accept our submission and grant accelerated or regular approval;

  •
  whether and when a BLA may be filed with the FDA for narsoplimab in any other indication and whether FDA will grant accelerated or regular approval;

  •
  whether and when a marketing authorization application ("MAA") may be filed with the EMA for narsoplimab in any indication, and whether the EMA will grant approval for narsoplimab in any indication;

  •
  our plans for the commercial launch of narsoplimab following any regulatory approval and our estimates and expectations regarding coverage and reimbursement for any approved products;

  •
  our expectation that we will rely on contract manufacturers to manufacture OMIDRIA for commercial sale and to manufacture our product candidates for purposes of clinical supply and in anticipation of potential commercialization;

  •
  our ability to raise additional capital through the capital markets or through one or more corporate partnerships, equity offerings, debt financings, collaborations, licensing arrangements or asset sales;

  •
  any expected selling or hedging activities of various counterparties or other market participants and the potential impact on trading in or the market price of our stock;

  •
  our expectations about the commercial competition that OMIDRIA and our product candidates, if commercialized, face or may face;

  •
  the expected course and costs of existing claims, legal proceedings and administrative actions, our involvement in potential claims, legal proceedings and administrative actions, and the merits, potential outcomes and effects of both existing and potential claims, legal proceedings and administrative actions, as well as regulatory determinations, on our business, prospects, financial condition and results of operations;

  •
  the extent of protection that our patents provide and that our pending patent applications will provide, if patents are issued from such applications, for our technologies, programs, products and product candidates;

  •
  the factors on which we base our estimates for accounting purposes and our expectations regarding the effect of changes in accounting guidance or standards on our operating results; and

  •
  our expected financial position, performance, revenues, growth, costs and expenses, magnitude of net losses and the availability of resources.

iv

              Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks, uncertainties and other factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, particularly in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Given these risks, uncertainties and other factors, actual results or anticipated developments may not be realized or, even if substantially realized, may not have the expected consequences to or effects on our company, business or operations. Accordingly, you should not place undue reliance on these forward-looking statements, which represent our estimates and assumptions only as of the date they are made. You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein with the understanding that our actual results in subsequent periods may materially differ from current expectations. Except as required by law, we assume no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

v

PROSPECTUS SUPPLEMENT SUMMARY

              This summary highlights some of the information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. It is not complete and may not contain all of the information you should consider before making an investment decision. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference herein and therein.

Company Overview

              We are a commercial-stage biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics for large-market as well as orphan indications targeting inflammation, complement-mediated diseases, disorders of the central nervous system and immune-related diseases, including cancers.

              Our drug product OMIDRIA® is marketed in the United States for use during cataract surgery or intraocular lens ("IOL") replacement to maintain pupil size by preventing intraoperative miosis (pupil constriction) and to reduce postoperative pain. In our pipeline we have multiple Phase 3 and Phase 2 clinical-stage development programs focused on complement-mediated disorders, including HSCT-TMA, IgA nephropathy and aHUS, and substance abuse. In addition, we have a diverse group of preclinical programs, including GPR174, a novel target in immuno-oncology that modulates a new cancer immunity axis that we recently discovered. Small-molecule inhibitors of GPR174 are part of our proprietary G protein-coupled receptor ("GPCR") platform through which we control 54 new GPCR drug targets and their corresponding compounds. We also exclusively possess a novel antibody-generating platform. For OMIDRIA and each of our product candidates and our programs, we have retained control of all commercial rights.

Commercial Product

              OMIDRIA is approved by the FDA for use during cataract surgery or IOL replacement to maintain pupil size by preventing intraoperative miosis and to reduce postoperative ocular pain. Outside the U.S., we have received approval from the EC to market OMIDRIA in the European Economic Area for use during cataract surgery and other IOL replacement procedures for maintenance of intraoperative mydriasis (pupil dilation), prevention of intraoperative miosis and reduction of acute postoperative ocular pain.

              OMIDRIA is a proprietary drug product containing two active pharmaceutical ingredients: ketorolac, an anti-inflammatory agent, and phenylephrine, a mydriatic, or pupil dilating, agent. Cataract and other lens replacement surgery involves replacement of the original lens of the eye with an artificial IOL. OMIDRIA is added to standard irrigation solution used during cataract and lens replacement surgery and is delivered intracamerally, or within the anterior chamber of the eye, to the site of the surgical trauma throughout the procedure. Preventing pupil constriction is essential for these procedures and, if miosis occurs, the risk of damaging structures within the eye and other complications increases, as does the operating time required to perform the procedure.

              We launched OMIDRIA in the U.S. in the second quarter of 2015 and sell OMIDRIA primarily through wholesalers which, in turn, sell to ASCs and hospitals. CMS, the federal agency responsible for administering the Medicare program, granted transitional pass-through reimbursement status for OMIDRIA in 2014, effective from January 1, 2015 through December 31, 2017. Pass-through status allows for separate payment (i.e., outside the packaged payment rate for the surgical procedure) under Medicare Part B. In March 2018, Congress extended pass-through reimbursement status for a small number of drugs, including OMIDRIA, used during procedures performed on Medicare Part B fee-for-service patients for an additional two years, running from October 1, 2018 until September 30, 2020.

              We are continuing to pursue permanent separate reimbursement for OMIDRIA beyond the currently scheduled expiration of pass-through reimbursement on September 30, 2020, but we can provide no assurance that these efforts will be successful. In its 2021 outpatient prospective payment system ("OPPS") proposed rule, CMS confirmed the September 30, 2020 expiration of pass-through reimbursement for OMIDRIA and indicated an intention to package payment for OMIDRIA with payment for the associated surgical procedure in both the hospital outpatient department and ASC settings.

              However, CMS is required under the Substance Use—Disorder Prevention that Promotes Opioid Recovery and Treatment for Patients and Communities Act to review OPPS payments for opioids and evidence-based non-opioid alternatives for pain management with a goal to ensure that there are not financial incentives to use opioids instead of non-opioid alternatives, and in 2019 it codified revisions to the ASC payment system pursuant to its policy to "unpackage and pay separately at ASP+6 percent for the cost of non-opioid pain management drugs that function as surgical supplies when they are furnished in the ASC setting." CMS continued this policy, without change, in 2020 and has proposed to extend it again in 2021. During the time that these revisions to the ASC payment system have been in force, they have not applied to OMIDRIA because OMIDRIA has had pass-through status and, accordingly, has not been packaged. OMIDRIA does not contain an opioid, has an FDA-approved label indication for postoperative pain reduction and CMS considers the drug to function as a surgical supply. Based on these criteria, we believe that OMIDRIA will satisfy the criteria for separate payment when provided in the ASC setting once it again becomes packaged following expiration of its pass-through status, and that CMS is required to apply this policy to OMIDRIA as it has to another drug meeting these criteria. We intend to meet with HHS to seek separate payment for OMIDRIA when used in the ASC setting for the fourth quarter of 2020. Although we can provide no assurance regarding whether or when separate payment for OMIDRIA in the ASC setting will be effective, if we are successful in securing separate payment for OMIDRIA for the fourth quarter of 2020, we expect that OMIDRIA will receive similar separate payment in the ASC setting throughout 2021. We also are continuing to pursue other administrative and legislative avenues to secure permanent separate payment or similar reimbursement for OMIDRIA beyond September 30, 2020; however, we cannot provide assurance that these efforts will be successful. If these efforts are not successful, we expect to implement an alternative market approach, however we are likely to have significantly reduced sales of OMIDRIA until we are able to implement such strategy.

Our Product Candidates and Development Programs

              Our clinical product candidates consist of the following:

Product Candidate/Program	Targeted Disease(s)	Development Status	Next Expected Milestone	Worldwide Rights
Clinical
Narsoplimab (OMS721/MASP-2)—Lectin Pathway Disorders	HSCT-TMA	Pivotal Trial Complete	Complete BLA and submit MAA	Omeros (In-licensed)
Narsoplimab (OMS721/MASP-2)—Lectin Pathway Disorders	IgA nephropathy	Phase 3	Complete Phase 3 patient enrollment or perform 36-week assessment of proteinuria	Omeros (In-licensed)
Narsoplimab (OMS721/MASP-2)—Lectin Pathway Disorders	aHUS	Phase 3	Complete Phase 3 patient enrollment	Omeros (In-licensed)
Narsoplimab (OMS721/MASP-2)—Lectin Pathway Disorders	Lupus Nephritis and other renal diseases	Phase 2	Determine whether to initiate Phase 3 program	Omeros (In-licensed)
PDE7 (OMS527)	Addictions and compulsive disorders; movement disorders	Phase 1	Initiate Phase 2a study	Omeros (Compounds In-licensed)
PPARg (OMS405)—Addiction	Opioid and nicotine addiction	Phase 2	Further refine development path	Omeros
MASP-3 (OMS906)—Alternative Pathway Disorders	Paroxysmal Nocturnal Hemoglobinuria ("PNH") and other alternative pathway disorders	Clinical trial application ("CTA") and investigational new drug application ("IND") submitted	First human dose in Phase 1 trial	Omeros

              Our pipeline of development programs consists of the following:

Product Candidate/Program	Targeted Disease(s)	Development Status	Next Expected Milestone	Worldwide Rights
Preclinical / Platform
MASP-2—Small-Molecule Inhibitors	aHUS, IgA nephropathy, HSCT-TMA and Age-Related Macular Degeneration	Preclinical	Optimize compounds	Omeros (In-licensed)
MASP-2—Second Generation Antibody	Long-acting second generation antibody targeting lectin pathway disorders	Preclinical	Process development and manufacturing scale-up	Omeros
MASP-3—Small-Molecule Inhibitors	PNH and other alternative pathway disorders	Preclinical	Continue medicinal chemistry and advance co-crystallization efforts	Omeros
GPR174	Immuno-oncologic and wide range of tumors	Preclinical	Optimize compounds	Omeros
GPCR Platform, including GPR151, GPR161, and other Class A Orphan GPCRs	Immunologic, Immuno-oncologic, metabolic, central nervous system, cardiovascular, musculoskeletal & other disorders	Preclinical	Continue drug discovery and selected medicinal chemistry for Class A Orphan GPCRs	Omeros
Antibody Platform	Metabolic, cardiovascular, oncologic, musculoskeletal & other disorders	Preclinical	Continue developing antibodies targeting lectin and alternative pathway of complement system	Omeros (In-licensed)

Recent Developments

Narsoplimab Developments

              In March 2020, in response to a request from physicians at the Papa Giovanni XXIII Hospital in Bergamo, Italy, we initiated a compassionate use program for narsoplimab, our investigational human monoclonal antibody targeting MASP-2, to treat COVID-19 patients with ARDS, a severe and life-threatening symptom of COVID-19.

              The study included a total of six COVID-19 patients treated with narsoplimab under compassionate use, all with ARDS and requiring continuous positive airway pressure ("CPAP") or intubation. At baseline, circulating endothelial cell ("CEC") counts and serum levels of interleukin-6 (IL-6), interleukin-8 (IL-8), C-reactive protein ("CRP"), lactate dehydrogenase ("LDH"), D-dimer and aspartate aminotransferase ("AST") were markedly elevated. During the course of the study institutional guidelines at the treating hospital were updated to require that all COVID-19 patients in the hospital receive steroids. One patient treated with narsoplimab did not receive steroids. Of the five narsoplimab-treated patients who received steroids, two initiated them after already improving such that CPAP was no longer required or was discontinued the following day. The study evaluated CEC counts in a separate group of four patients receiving only steroids for a short duration, and the counts were found to be unaffected by steroid administration. This suggests that any beneficial effect of steroids on COVID-19-associated endothelial damage may be delayed and had little effect on the recovery course of the patients who initiated steroid treatment after improving.

              Narsoplimab treatment was associated with rapid and sustained reduction across all of these markers of endothelial damage and inflammation. In addition, massive bilateral pulmonary thromboses, seen in two of the patients, resolved while on narsoplimab. All six narsoplimab-treated patients recovered and survived. Narsoplimab was well tolerated in the study and no adverse drug reactions were reported. Two control groups with similar baseline characteristics were used for retrospective comparison, both showing substantial mortality rates (ranging from 32% to 53%). A manuscript detailing the results of a study evaluating narsoplimab in patients with severe COVID-19 has been accepted for publication in the peer-reviewed journal of Immunobiology.

              Endothelial damage and resultant thromboses are significant to the pathophysiology of COVID-19, and we believe these data illustrate the importance of inhibiting the lectin pathway to treat ARDS associated with the disease. As we know through our work in HSCT-TMA, an endothelial injury syndrome, endothelial damage activates the lectin pathway of complement. We believe the results observed following narsoplimab treatment in severe COVID-19 patients with ARDS at Papa Giovanni were consistent with those seen in HSCT-TMA and underscore the mechanistic similarities between these two disorders. Narsoplimab has been shown to inhibit lectin pathway activation and block microvascular injury-associated thrombus formation as well as MASP-2-mediated activation of kallikrein and factor XII. We believe such anticoagulant effects may provide therapeutic benefits in both HSCT-TMA and COVID-19.

              We currently are in discussions with agencies within the U.S. federal government regarding potential funding to accelerate large-scale manufacturing of narsoplimab to enable broader availability of narsoplimab for COVID-19 patients and for other COVID-19-related programmatic activities.

MASP-3 Program Developments

              In June 2020 we submitted a CTA with European regulators to initiate clinical trials in Europe evaluating OMS906, our lead human monoclonal antibody from our MASP-3 program. For maximum flexibility in the conduct of our OMS906 clinical trials, and to ensure timely progress of our OMS906 program, we also submitted an IND application with FDA to initiate clinical trials evaluating OMS906 in the United States. Assuming positive regulatory review of the CTA or IND, as applicable, we plan to initiate the Phase 1 clinical trial evaluating OMS906 in either the United States or Europe, based on the earliest availability of clinical testing sites. We currently expect to begin enrollment in the Phase 1 trial in September. The Phase 1 clinical trial will be a placebo-controlled, double-blind, single-ascending-dose and multiple-ascending-dose study to evaluate the safety, tolerability, pharmacodynamics and pharmacokinetics of OMS906 administered subcutaneously and intravenously to healthy subjects. Following adequate data collected and analyzed in the Phase 1 trial, the initial Phase 2 trial for OMS906 is expected to be conducted in patients with PNH, a rare, acquired, life-threatening disease of the blood.

Concurrent Offering

              Concurrently with this offering of the notes, we are offering, through a separate prospectus supplement, $125,000,000 of shares of our common stock, plus up to an additional $18,750,000 of shares of common stock pursuant to an option granted to the underwriters of the concurrent offering. The completion of this offering is not contingent on the completion of the concurrent offering, and the completion of the concurrent offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent offering will be consummated on the terms described in this prospectus supplement, if at all. This prospectus supplement does not constitute an offer to sell, or the a solicitation of an offer to buy, the securities being offered in the concurrent offering. See "Description of the Concurrent Offering."

Company Information

              We were incorporated in the State of Washington in 1994. Our principal executive offices are located at 201 Elliott Avenue West, Seattle, Washington 98119, and our telephone number is (206) 676-5000. Our website address is www.omeros.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

 THE OFFERING

              The summary below describes the principal terms of the notes. Certain of the terms of the notes described below are subject to important limitations and exceptions that are described in more detail under the caption "Description of Notes." As used in this section, "we," "our" and "us" refer to Omeros Corporation and not to its subsidiaries.

Issuer	Omeros Corporation.
Notes

$200,000,000 aggregate principal amount of        % convertible senior notes due 2026. We have granted the underwriters an option, which is exercisable within 30 days after the date of this prospectus supplement, to purchase up to an additional $30,000,000 aggregate principal amount of notes, solely to cover over-allotments.

Settlement	We expect that delivery of the notes will be made to investors on or about August , 2020.
Ranking	The notes will be our senior, unsecured obligations and will be:
• equal in right of payment with our existing and future senior, unsecured indebtedness;
• senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;
• effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

•

structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

Maturity	February 15, 2026, unless earlier repurchased, redeemed or converted.
Interest

        % per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021. In addition, special interest will accrue on the notes in the circumstances described under the caption "—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults."

Conversion rights	Noteholders may convert their notes at their option only in the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on September 30, 2020, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter, as determined by us;

•

during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the "measurement period") in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day;

• upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement;
• if we call the notes for redemption; and
• at any time from, and including, November 17, 2025 until the close of business on the second scheduled trading day immediately before the maturity date.

We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). If we elect to deliver cash or a combination of cash and shares of our common stock, then the consideration due upon conversion will be based on an observation period consisting of 50 "VWAP trading days" (as defined in this prospectus supplement). The initial conversion rate is            shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $            per share, and is subject to adjustment as described in this prospectus supplement.

If a "make-whole fundamental change" (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.
See "Description of Notes—Conversion Rights."

Redemption

The notes will be redeemable, in whole or in part, at our option at any time, and from time to time, on or after August 15, 2023 and on or before the 50th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (ii) the trading day immediately before the date we send such notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. See "Description of Notes—Optional Redemption."

Repurchase at the option of the noteholders after a fundamental change

If a "fundamental change" (as defined in this prospectus supplement) occurs, then noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See "Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes."

Trustee, registrar, paying agent and conversion agent	Wells Fargo Bank, National Association.
No public market

The notes are a new class of securities for which no public market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, a liquid market for the notes may never develop. The underwriters have advised us that they intend to make a market in the notes. However, the underwriters are not obligated to do so and may discontinue any market-making activity at any time and without notice.

Nasdaq Global Market symbol	Our common stock is listed on The Nasdaq Global Market under the symbol "OMER." On August 7, 2020, the last reported sale price of our common stock was $14.13 per share.

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $             million (or approximately $             million if the underwriters fully exercise their option to purchase additional notes), after deducting the underwriters' discounts and commissions and estimated offering expenses payable by us. We intend to use approximately $             million of the net proceeds to fund the cost of entering into capped call transactions with the underwriters and/or their affiliates and/or other financial institutions (the "option counterparties"), as described below. If the underwriters exercise their option to purchase additional notes, then we intend to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below. We also intend to use a portion of the net proceeds of this offering to repurchase a portion of our existing 6.25% Convertible Senior Notes due 2023 (the "2023 convertible notes") in privately negotiated transactions, and to use the remaining net proceeds, if any, for general corporate purposes, including funding clinical trials, pre-clinical studies, manufacturing, build-out of commercial infrastructure and other costs associated with advancing our development programs and product candidates toward regulatory submissions and potential commercialization.

See "Use of Proceeds" on page S-28 of this prospectus supplement.
Concurrent capped call transactions

In connection with the pricing of the notes, we expect to enter into capped call transactions with the option counterparties. The capped call transactions are intended to reduce the potential dilutive impact of the conversion feature of the notes offered hereby on our outstanding shares of common stock or, at our election (subject to certain conditions), offset any cash payments we will be required to make in excess of the principal amount, upon any conversion of the notes, with such reduction or offset subject to a cap. If the underwriters exercise their option to purchase additional notes, we expect to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, we have been informed that the option counterparties and/or their affiliates expect to purchase shares of our common stock or enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, the option counterparties and/or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date of the capped call transactions, which are expected to occur during the 50 trading day period beginning on the 51st scheduled trading day prior to the maturity date of the notes, or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or conversion of the notes if we make the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, could affect the amount and value of the consideration that you will receive upon conversion of the notes. See "Risk Factors—Risks Related to the Notes and This Offering—The capped call transactions may affect the value of the notes and our common stock."

Risk factors	Investing in the notes involves a high degree of risk. See "Risk Factors" beginning on page S-12 of this prospectus supplement.
Material U.S. federal income tax considerations

For a description of material U.S. federal income tax consequences of purchasing, owning, converting and disposing of the notes and owning and disposing of the shares of our common stock, if any, issuable upon the conversion of the notes, see "Material U.S. Federal Income Tax Considerations."

Book-entry form

We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), without interest coupons, which we will deposit with the trustee as custodian for DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See "Description of Notes—Book Entry, Settlement and Clearance."

RISK FACTORS

              An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item IA of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

Risks Related to the Notes and This Offering

The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.

              The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured indebtedness, including our existing 2023 convertible notes, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. In addition, because none of our subsidiaries will guarantee the notes, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries. As of June 30, 2020, excluding our subsidiaries, we had $212.3 million of indebtedness, consisting of $2.3 million of outstanding finance lease obligations and $210.0 million principal amount of senior, unsecured indebtedness, excluding intercompany liabilities, and our subsidiaries had no indebtedness or other liabilities as of the same date. The indenture governing the notes will not prohibit us or our subsidiaries from incurring additional indebtedness, including senior or secured indebtedness, in the future.

              If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to us, then the holders of any of our secured indebtedness may proceed directly against the assets securing that indebtedness. Accordingly, those assets will not be available to satisfy any outstanding amounts under our unsecured indebtedness, including the notes, unless the secured indebtedness is first paid in full. The remaining assets, if any, would then be allocated pro rata among the holders of our senior, unsecured indebtedness, including the notes. There may be insufficient assets to pay all amounts then due.

              If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to any of our subsidiaries, then we, as a direct or indirect common equity owner of that subsidiary (and, accordingly, holders of our indebtedness, including the notes), will be subject to the prior claims of that subsidiary's creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary to satisfy amounts due under the notes.

Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.

              We will incur $200.0 million (or, if the underwriters fully exercise their option to purchase additional notes, $230.0 million) of indebtedness as a result of this offering. In addition, as of June 30, 2020, we had approximately $212.3 million of indebtedness, including our existing 2023 convertible notes, some of which we may repurchase with a portion of the net proceeds from this offering. We may also incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:

  •
  increasing our vulnerability to adverse economic and industry conditions;

  •
  limiting our ability to obtain additional financing;

  •
  requiring a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

  •
  limiting our flexibility to plan for, or react to, changes in our business;

  •
  diluting the interests of our existing shareholders as a result of issuing shares of our common stock upon conversion of the notes; and

  •
  placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

              Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the notes, and our cash needs may increase in the future. In addition, future indebtedness that we may incur may contain financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately payable in full. For a description of our outstanding indebtedness, see "Description of Other Indebtedness."

We may be unable to raise the funds necessary to repurchase the notes for cash following a fundamental change, or to pay any cash amounts due upon conversion.

              Noteholders may require us to repurchase their notes following a fundamental change at a cash repurchase price generally equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any. See "Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes." In addition, upon conversion, we will satisfy part or all of our conversion obligation in cash unless we elect to settle conversions solely in shares of our common stock. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the notes or pay the cash amounts due upon conversion. In addition, applicable law, regulatory authorities and the agreements governing any future indebtedness may restrict our ability to repurchase the notes or pay the cash amounts due upon conversion. Our failure to repurchase notes or to pay the cash amounts due upon conversion when required will constitute a default under the indenture.

Not all dilutive events will result in an adjustment to the conversion rate.

              We will adjust the conversion rate of the notes for certain events, including:

  •
  certain stock dividends, splits and combinations;

  •
  the issuance of certain rights, options or warrants to holders of our common stock;

  •
  certain distributions of assets, debt securities, capital stock or other property to holders of our common stock;

  •
  cash dividends on our common stock; and

  •
  certain tender or exchange offers.

              See "Description of Notes—Conversion Rights—Conversion Rate Adjustments." We are not required to adjust the conversion rate for other events that may adversely affect the trading price of the notes and our common stock, such as an issuance of common stock (or securities exercisable for, or convertible into, common stock) for cash. An event may occur that adversely affects the noteholders and the trading price of the notes and the underlying shares of our common stock but that does not result in an adjustment to the conversion rate.

Not all significant restructuring transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your notes for cash.

              If a "fundamental change" occurs, you will have the right to require us to repurchase your notes for cash. See "Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes." However, the definition of "fundamental change" is limited to specific corporate events and does not include all events that may adversely affect our financial condition or the trading price of the notes. For example, a leveraged recapitalization, refinancing, restructuring or acquisition by us may not constitute a fundamental change that would require us to repurchase the notes. Nonetheless, these events could significantly increase the amount of our indebtedness, harm our credit rating or adversely affect our capital structure and the trading price of the notes.

The increase to the conversion rate resulting from a make-whole fundamental change may not adequately compensate noteholders for the lost option value of their notes. In addition, a variety of transactions that do not constitute a make-whole fundamental change may significantly reduce the option value of the notes without a corresponding increase to the conversion rate.

              If a "make-whole fundamental change" occurs, then we will, in certain circumstances, temporarily increase the conversion rate. See "Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change." The amount of the increase to the conversion rate will depend on the date on which the make-whole fundamental change becomes effective and the applicable "stock price." While the increase to the conversion rate is designed to compensate noteholders for the lost option value of their notes resulting from a make-whole fundamental change, the increase is only an approximation and may not adequately compensate noteholders for the loss in option value. In addition, if the applicable "stock price" is greater than $            per share or less than $            per share (in each case, subject to adjustment), then we will not increase the conversion rate for the make-whole fundamental change. Moreover, we will not increase the conversion rate pursuant to these provisions to an amount that exceeds                        shares per $1,000 principal amount of notes, subject to adjustment.

              The definition of make-whole fundamental change is limited to certain specific transactions. Accordingly, the make-whole fundamental change provisions of the indenture will not protect noteholders from other transactions that could significantly reduce the option value of the notes.

              In addition, our obligation to increase the conversion rate in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

There is currently no trading market for the notes. If an active trading market for the notes does not develop, then noteholders may be unable to resell their notes at desired times or prices, or at all.

              The notes are a new class of securities for which no market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Although the underwriters have advised us that they intend to make a market in the notes, the underwriters are not obligated to do so and may discontinue any market-making activity at any time and without notice. Accordingly, an active market for the notes may never develop, and, even if one develops, it may not be maintained. If an active trading market for the notes does not develop or is not maintained, then the market price and liquidity of the notes will be adversely affected and noteholders may not be able to resell their notes at desired times or prices, or at all.

              The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the trading price of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible debt has been volatile. Volatility could significantly harm the market for the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The trading price of our common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the notes.

              We expect that the trading price of our common stock will significantly affect the trading price of the notes, which could result in greater volatility in the trading price of the notes than would be expected for non-convertible securities. The trading price of our common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the caption "Forward-Looking Statements," among others, many of which are beyond our control. See "—Our stock price has been and may continue to be volatile, and the value of an investment in our common stock may decline."

              In addition, changes in prevailing interest rates can have an adverse effect on the trading price of the notes. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the notes.

The issuance or sale of shares of our common stock, or rights to acquire shares of our common stock, could depress the trading price of our common stock and the notes.

              We may conduct future offerings of our common stock, preferred stock or other securities that are convertible into or exercisable for our common stock to finance our operations, fund acquisitions, or for other purposes. In addition, as of June 30, 2020, we had approximately 16.5 million shares of our common stock that are subject to outstanding options or outstanding warrants or reserved for future issuance under our employee benefit plans. The indenture for the notes will not restrict our ability to issue additional equity securities in the future. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing shareholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock, and, accordingly, the notes, may significantly decrease. In addition, our issuance of additional shares of common stock will dilute the ownership interests of our existing common shareholders, including noteholders who have received shares of our common stock upon conversion of their notes.

Conversion of the notes may dilute the ownership interest of existing shareholders, including holders who have previously converted their notes.

              To the extent we issue common stock upon conversion of the notes, such conversion would dilute the ownership interests of existing shareholders, including holders who had previously converted their notes and received shares of our common stock, despite the expected reduction of such dilution as a result of the capped call transactions. Sales of our common stock in the public market or sales of any of our other securities could dilute ownership and earnings per share, and even the perception that such sales could occur could cause the market price of our common stock to decline. The market price of our common stock also could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.

We will make only very limited covenants in the indenture, and these limited covenants may not protect your investment.

              Many debt instruments contain provisions that are designed to restrict the borrower's activities and operations in a manner that is designed to preserve the borrower's ability to make payments on the related indebtedness when due. These provisions include financial and operating covenants, and restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the borrower or any of its subsidiaries. The indenture for the notes will not contain any of these covenants or restrictions or otherwise place any meaningful restrictions on our ability to operate our business as management deems appropriate. As a result, your investment in the notes may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions.

Regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

              We expect that many investors in the notes, including potential purchasers of the notes from investors in this offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock.

              The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "limit up-limit down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors' ability to effect short sales of our common stock or enter into equity swaps on our common stock could depress the trading price of, and the liquidity of the market for, the notes.

              In addition, the liquidity of the market for our common stock may decline, which could reduce the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor. If investors and potential purchasers seeking to employ a convertible note arbitrage strategy are unable to borrow or enter into equity swaps on our common stock on commercially reasonable terms, then the trading price of, and the liquidity of the market for, the notes may significantly decline.

You may be subject to tax if we adjust, or fail to adjust, the conversion rate of the notes, even though you will not receive a corresponding cash distribution.

              We will adjust the conversion rate of the notes for certain events, including the payment of cash dividends. If we adjust the conversion rate, then you may be deemed, for U.S. federal income tax purposes, to have received a taxable dividend to the extent of our earnings and profits, without the receipt of any cash. In addition, if we do not adjust (or adjust adequately) the conversion rate after an event that increases your proportionate interest in us, then you could be deemed to have received a taxable dividend. If a make-whole fundamental change occurs prior to the maturity date, then, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See "Material U.S. Federal Income Tax Considerations." The deemed dividend may be subject to U.S. federal withholding tax or backup withholding, which may be set off against payments on the notes (including upon conversion, repayment or maturity), or in some circumstances from any payments on our common stock, or from sales proceeds subsequently paid or credited to you, or from your other funds or assets. The Internal Revenue Service proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which, if adopted, could affect the U.S. federal income tax treatment of investors deemed to receive such a distribution. See "Description of Notes—Conversion Rights—Conversion Rate Adjustments" and "Material U.S. Federal Income Tax Considerations."

A rating agency may not rate the notes or may assign a rating that is lower than expected.

              We do not intend to seek to have the notes rated by any rating agency. However, if one or more rating agencies rates the notes and assigns a rating that is lower than the rating that investors expect, or reduces their rating in the future, then the trading price of our common stock and the notes could significantly decline.

              In addition, market perceptions of our creditworthiness will directly affect the trading price of the notes. Accordingly, if a rating agency rates any of our indebtedness in the future or downgrades or withdraws the rating, or puts us on credit watch, then the trading price of the notes will likely decline.

Provisions in the indenture could delay or prevent an otherwise beneficial takeover of us.

              Certain provisions in the notes and the indenture could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then noteholders will have the right to require us to repurchase their notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of our common stock may view as favorable.

You may be unable to convert your notes before November 17, 2025, and the trading price of the notes could be less than the value of the consideration into which they could otherwise be converted.

              Before November 17, 2025, you may convert your notes only if specific conditions are met. If these conditions are not met, then you will not be able to convert your notes and receive the cash, shares of our common stock or combination of cash and shares, as applicable, into which the notes would otherwise be convertible. As a result, the notes may trade at prices that are less than the value of the consideration into which they would otherwise be convertible.

Fluctuations in the trading price of our common stock after you elect to convert your notes may cause you to receive less valuable consideration than expected.

              We will generally have the right to settle conversions in cash, shares of our common stock or a combination of cash and shares. If we elect to settle conversions solely in cash or in a combination of cash and shares, then the consideration due upon conversion will be determined based on the volume-weighted average price of our common stock during the related "observation period," which is defined under the caption "Description of Notes—Definitions" and will consist of 50 "VWAP trading days." Except in certain circumstances, the observation period will begin after the related conversion date. Accordingly, a considerable amount of time may lapse between the time you elect to convert your notes and the time you receive the consideration due upon conversion, and if the trading price of our common stock declines during this time, then you may receive less consideration, or consideration that is less valuable, than expected.

Our management will have broad discretion in the application of the proceeds from this offering and may spend the proceeds in ways with which you may disagree or that may not be profitable.

              We intend to use approximately $             million of the net proceeds to fund the cost of entering into the capped call transactions, and if the underwriters exercise their option to purchase additional notes, we intend to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties, as described in this prospectus supplement. We intend to use a portion of the net proceeds to repurchase a portion of our existing 2023 convertible notes in privately negotiated transactions and to use the remaining net proceeds, if any, for general corporate purposes, including funding clinical trials, pre-clinical studies, manufacturing, build-out of commercial infrastructure and other costs associated with advancing our development programs and product candidates toward regulatory submissions and potential commercialization. Our management will have broad discretion to apply the net proceeds, and investors will rely on our management's judgment in spending the net proceeds. Our management may use the proceeds in ways that do not earn a profit or otherwise result in the creation of shareholder value. In addition, pending our use of the proceeds from this offering or the net proceeds from the concurrent offering, if completed, we may invest the proceeds primarily in instruments that do not produce significant income or that may lose value.

Your investment in the notes may be harmed if we redeem the notes.

              We will have the right to redeem the notes, in whole or in part, in certain circumstances on or after August 15, 2023 and on or before the 50th scheduled trading day immediately before the maturity date. See "Description of Notes—Optional Redemption." If we redeem your notes, then you may not be entitled to benefit from potential future appreciation in the trading price of our common stock, and you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable interest rates. In addition, a redemption of less than all of the outstanding notes will likely harm the liquidity of the market for the unredeemed notes following the redemption. Accordingly, if your notes are not redeemed in a partial redemption, then you may be unable to sell your notes at the times you desire or at favorable prices, if at all, and the trading price of your notes may decline.

The accounting method for the notes could adversely affect our reported financial condition and results.

              The accounting method for reflecting the notes on our balance sheet, accruing interest expense for the notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

              We expect that, under applicable accounting principles, the initial liability carrying amount of the notes will be the fair value of a similar debt instrument that does not have a conversion feature, valued using our cost of capital for straight, unconvertible debt. We expect to reflect the difference between the net proceeds from this offering and the initial carrying amount of the notes as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported income or higher reported loss. The lower reported income or higher reported loss resulting from this accounting treatment could depress the trading price of our common stock and the notes. However, in August 2020, the Financial Accounting Standards Board published an Accounting Standards Update ("ASU") eliminating the separate accounting for the debt and equity components as described above. The ASU will be effective for SEC-reporting entities for fiscal years beginning after December 15, 2021 (or, in the case of smaller reporting companies, December 15, 2023), including interim periods within those fiscal years. However, early adoption is permitted in certain circumstances for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. When effective, we expect the elimination of the separate accounting described above to reduce the interest expense that we expect to recognize for the notes for accounting purposes.

              In addition, because we intend to settle conversions by paying the conversion value in cash up to the principal amount being converted and any excess in shares and/or cash, we expect to be eligible to use the treasury stock method to reflect the shares underlying the notes in our diluted earnings per share. Under this method, if the conversion value of the notes exceeds their principal amount for a reporting period, then we will calculate our diluted earnings per share assuming that all the notes were converted and that we issued shares of our common stock to settle the excess. However, if reflecting the notes in diluted earnings per share in this manner is anti-dilutive, or if the conversion value of the notes does not exceed their principal amount for a reporting period, then the shares underlying the notes will not be reflected in our diluted earnings per share. In addition, if accounting standards change in the future and we are not permitted to use the treasury stock method, then our diluted earnings per share may decline. For example, the Financial Accounting Standards Board's ASU described above amends these accounting standards, effective as of the dates referred to above, to eliminate the treasury stock method for convertible instruments and instead require application of the "if-converted" method. Under that method, diluted earnings per share would generally be calculated assuming that all the notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share.

              Furthermore, if any of the conditions to the convertibility of the notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their notes and could materially reduce our reported working capital.

The capped call transactions may affect the value of the notes and our common stock.

              We expect to enter into capped call transactions with the option counterparties concurrently with the pricing of the notes. The capped call transactions are expected to reduce the potential dilution with respect to our common stock or, at our election (subject to certain conditions), offset any cash payments we will be required to make in excess of the principal amount, upon any conversion of the notes, with such reduction or offset subject to a cap. If the underwriters exercise their option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties. We expect the capped call transactions will be accounted for as an adjustment to our shareholders' equity.

              We have been informed that in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their affiliates expect to purchase shares of our common stock and/or enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

              In addition, the option counterparties and/or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date of the capped call transactions, which are expected to occur during the 50 trading day period beginning on the 51st scheduled trading day prior to the maturity date of the notes, or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or conversion of the notes if we make the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that you will receive upon conversion of the notes.

              In addition, if any of the capped call transactions fails to become effective, whether or not this offering of notes is completed, or is terminated for any other reason, the option counterparty thereto and/or its affiliates may unwind their hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, if the notes have been issued, the value of the notes. The potential effect, if any, of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time. Any of these activities could adversely affect the value of our common stock and the value of the notes (and as a result, the value of the consideration, the amount of cash and the number of shares, if any, that you would receive upon the conversion of any notes) and, under certain circumstances, your ability to convert your notes.

              The capped call transactions are separate transactions (expected to be entered into between us and the option counterparties), are not part of the terms of the notes and will not affect the holders' rights under the notes. As a holder of the notes, you will not have any rights with respect to the capped call transactions.

              We do not make any representation or prediction as to the direction or magnitude of any potential effect that the transactions described above may have on the price of the notes or our common stock. In addition, we do not make any representation that the option counterparties will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. See "Description of the Concurrent Capped Call Transactions."

              In addition, a failure by any of the option counterparties or their affiliates (due to bankruptcy or otherwise) to pay or deliver, as the case may be, to us amounts owed to us under the related capped call transactions will not reduce the consideration we are required to deliver to a holder upon its conversion of notes and may result in an increase in dilution with respect to our common stock.

We are subject to counterparty risk with respect to the capped call transactions.

              The option counterparties are financial institutions, and we will be subject to the risk they might default under the capped call transactions. Our exposure to the credit risk of the option counterparties will not be secured by any collateral. If any of the option counterparties becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings, with a claim equal to our exposure at that time under our transactions with such option counterparty. Our exposure will depend on many factors but, generally, an increase in our exposure will be correlated to an increase in the market price and in the volatility of our common stock. In addition, upon a default by any option counterparty, we may suffer more dilution than we currently anticipate with respect to our common stock. We can provide no assurances as to the financial stability or viability of the option counterparties.

Because the notes will initially be held in book-entry form, noteholders must rely on DTC's procedures to exercise their rights and remedies.

              We will initially issue the notes in the form of one or more "global notes" registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See "Description of Notes—Book Entry, Settlement and Clearance." Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of the notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from noteholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis.

Holding notes will not, in itself, confer any rights with respect to our common stock.

              Noteholders will generally not be entitled to any rights with respect to our common stock (including voting rights and rights to receive any dividends or other distributions on our common stock). However, noteholders will be subject to all changes affecting our common stock to the extent the trading price of the notes depends on the market price of our common stock and to the extent they receive shares of our common stock upon conversion of their notes. For example, if we propose an amendment to our charter documents that requires shareholder approval, then a noteholder will not, as such, be entitled to vote on the amendment, although the noteholder will be subject to any changes implemented by that amendment in the powers, preferences or special rights of our common stock.

The existing capped call transaction may affect the value of the notes and our common stock.

              In November 2018, we issued an aggregate of $210.0 million principal amount of the 2023 convertible notes. In connection with the 2023 convertible notes, we entered into a capped call transaction (the "existing capped call transaction") with a financial institution (the "existing option counterparty").

              The existing option counterparty or its affiliates may modify their hedge positions with respect to the existing capped call transaction by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions from time to time prior to the maturity of the notes offered hereby (and are likely to do so during any observation period related to a conversion of the 2023 convertible notes), which activity could coincide with an observation period related to a conversion of the notes offered hereby. This activity could cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares of common stock and value of the consideration that you will receive upon conversion of the notes.

The termination of the existing capped call transaction may affect the value of the notes and our common stock.

              In connection with any repurchase of 2023 convertible notes, we expect to enter into an agreement with the existing option counterparty to terminate a portion of the existing capped call transaction in a notional amount corresponding to the amount of such 2023 convertible notes repurchased, if any. In connection with any termination of the existing capped call transaction and the related unwinding of the existing hedge position of the existing option counterparty with respect to such transaction, the existing option counterparty and/or its respective affiliates are expected to sell shares of our common stock in secondary market transactions, and/or enter into or unwind various derivative transactions with respect to our common stock. In particular, in connection with any repurchase of 2023 convertible notes and termination of a corresponding portion of the existing capped call transaction, we expect the existing option counterparty to sell shares of our common stock in the open market for some period of time. Depending on when it occurs, the hedge unwind activity of the existing option counterparty may to some extent offset the effects of the hedge unwind activity of the holders of 2023 convertible notes described below. We may enter into further agreements with the existing option counterparty to further terminate any remaining portion of the existing capped call transaction in connection with any subsequent repurchase of the 2023 convertible notes.

Any repurchases of the 2023 convertible notes may affect the value of the notes and our common stock.

              We expect to use a portion of the net proceeds from this offering to repurchase a portion of our outstanding 2023 convertible notes in privately negotiated transactions. Any repurchase of our outstanding 2023 convertible notes is likely to affect the market price of our common stock and the initial conversion price of the notes. We expect that holders of the 2023 convertible notes that sell their 2023 convertible notes to us in any note repurchase transaction may enter into or unwind various derivatives with respect to our common stock and/or purchase or sell shares of our common stock in the market to hedge their exposure in connection with these transactions. In particular, we expect that many holders of the 2023 convertible notes employ a convertible arbitrage strategy with respect to the 2023 convertible notes and have a short position with respect to our common stock that they would close, through purchases of our common stock and/or the entry into or unwind of economically equivalent derivatives transactions with respect to our common stock, in connection with our repurchase of their 2023 convertible notes for cash. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time and could result in a higher effective conversion prices for the notes.

              In addition, the market price of our common stock is likely to be affected by short sales of our common stock and/or the entry into or unwind of economically equivalent derivatives transactions with respect to our common stock by some of the investors in the notes that do not sell the 2023 convertible notes to us and by the hedging activity of the existing option counterparty as described above under "Risk Factors—Risks Related to the Notes and This Offering—The existing capped call transaction may affect the value of the notes and our common stock." We cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes offered hereby or our common stock and the corresponding effect on the initial conversion price of the notes. In connection with these transactions, we may make and/or receive payments in amounts that depend on the market price of our common stock at such times or during such periods as agreed with the holders of the 2023 convertible notes and/or existing option counterparty.

Risks Related to Our Common Stock

Our stock price has been and may continue to be volatile, and the value of an investment in our common stock may decline.

              During the 12-month period ended June 30, 2020, our stock traded as high as $20.92 per share and as low as $8.50 per share. The trading price of our common stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to numerous factors, many of which are beyond our control. In addition, the stock market has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of publicly traded companies. Broad market and industry factors may seriously affect the market price of companies' stock, including ours, regardless of actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources.

If we issue additional shares of our common stock or other securities that may be convertible into, or exercisable or exchangeable for, our common stock, our existing shareholders would experience further dilution.

              To the extent that we raise additional funds in the future by issuing equity securities, our shareholders would experience dilution, which may be significant and could cause the market price of our common stock to decline significantly. In addition, approximately 13.0 million shares of common stock as of June 30, 2020 subject to outstanding options and warrants may become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements. Further, as of June 30, 2020, we also had approximately 3.5 million shares of common stock reserved for future issuance under our employee benefit plans that are not subject to outstanding options. If the holders of these outstanding options or warrants elect to exercise some or all of them, or if the shares subject to our employee benefit plans are issued and become eligible for sale in the public market, our shareholders would experience dilution and the market price of our common stock could decline.

Future sales of shares by holders of outstanding options could cause our stock price to decline.

              As of June 30, 2020, approximately 16.5 million shares of our common stock were subject to outstanding options or reserved for future issuance under our employee benefit plans and outstanding warrants. The shares underlying these securities will become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements and as granted by us under our employee benefit plans. If these additional shares of common stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

Anti-takeover provisions in our charter documents and under Washington law could make an acquisition of us, which may be beneficial to our shareholders, difficult and prevent attempts by our shareholders to replace or remove our current management.

              Provisions in our articles of incorporation and bylaws and under Washington law may delay or prevent an acquisition of us or a change in our management. These provisions include a classified board of directors, a prohibition on shareholder actions by less than unanimous written consent, restrictions on the ability of shareholders to fill board vacancies and the ability of our board of directors to issue preferred stock without shareholder approval. In addition, because we are incorporated in Washington, we are governed by the provisions of Chapter 23B.19 of the Washington Business Corporation Act, which, among other things, restricts the ability of shareholders owning 10% or more of our outstanding voting stock from merging or combining with us. Although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board of directors, they would apply even if an offer may be considered beneficial by some shareholders. In addition, these provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it difficult for shareholders to replace members of our board of directors, which is responsible for appointing the members of our management.

We have never declared or paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

              Our business requires significant funding. We currently plan to invest all available funds, including the remaining net proceeds from this offering following the funding of the capped call transactions described under "Description of the Concurrent Capped Call Transactions" and the repurchase of a portion of the 2023 convertible notes, and future earnings, if any, in the development and growth of our business. We currently do not anticipate paying any cash dividends on our common stock in the foreseeable future. As a result, a rise in the market price of our common stock, which is uncertain and unpredictable, will be the sole source of potential gain for shareholders in the foreseeable future, and an investment in our common stock for dividend income should not be relied upon.

Risks Related to Our Products, Programs and Operations

Our ability to continue as a going concern and achieve profitability is highly dependent on the commercial success of OMIDRIA, and to the extent OMIDRIA is not successful, our business, financial condition and results of operations may be materially adversely affected, and the price of our common stock may decline.

              OMIDRIA is our only product that has been approved by the FDA, for commercial sale in the U.S. For the three months ended June 30, 2020, we recorded net sales of OMIDRIA of $13.5 million. Revenues from sales of OMIDRIA have not been sufficient to fund our operations fully in prior periods and we cannot provide assurance that revenues from OMIDRIA sales will be sufficient to fund our operations fully in the future. We will need to generate substantially more product revenue from OMIDRIA to achieve and sustain profitability. We may be unable to sustain or increase revenues generated from OMIDRIA product sales for a number of reasons, including:

  •
  the significant reduction in the volume of ophthalmic surgical procedures and corresponding reduction in demand for OMIDRIA as a result of the COVID-19 pandemic;

  •
  the scheduled expiration of pass-through reimbursement on September 30, 2020 and uncertainty regarding the extent of coverage and reimbursement for OMIDRIA when used in Medicare patients after September 30, 2020;

  •
  pricing, coverage and reimbursement policies of government and private payers such as Medicare, Medicaid, the U.S. Department of Veterans Affairs, group purchasing organizations, insurance companies, health maintenance organizations and other plan administrators;

  •
  a lack of acceptance by physicians, patients and other members of the healthcare community;

  •
  the availability, relative price and efficacy of the product as compared to alternative treatment options or branded, compounded or generic competing products;

  •
  an unknown safety risk;

  •
  the failure to enter into and maintain acceptable partnering arrangements for marketing and distribution of OMIDRIA outside of the U.S.; and

  •
  changed or increased regulatory restrictions in the U.S., EU or other foreign territories.

              In the event that pass-through status for OMIDRIA expires on September 30, 2020 and we are not able to secure separate payment or similar reimbursement for OMIDRIA, or if there is a delay between September 30, 2020 and when we are able to secure separate payment or similar reimbursement for OMIDRIA, our revenue from OMIDRIA could decrease significantly as was the case during the period from January 1, 2018 to September 30, 2018, when OMIDRIA was not reimbursed separately when used for procedures involving patients covered by Medicare Part B.

              Any decline in sales from OMIDRIA also would impact our ability to borrow under the Loan Agreement since the amount we can borrow is dependent on our eligible receivables.

The spread of COVID-19 and efforts to reduce its transmission may negatively impact our business, operations and financial results.

              The COVID-19 pandemic has significantly affected the global economy and has adversely affected our sales of OMIDRIA due to a reduction in the overall volume of cataract surgery and intraocular lens replacement procedures. In March 2020, ASCs and hospitals using OMIDRIA postponed nearly all cataract procedures in response to recommendations from government and medical organizations. As a result, we did not record any sales of OMIDRIA to our wholesalers from March 25 to May 19, 2020. Beginning in the second half of May 2020, cataract surgeries resumed to varying degrees in locations throughout the country. If the number of cataract procedures continues to be limited, either by necessity for time-consuming safety protocols, reduction in patient demand, or the imposition of prohibitions on elective surgeries in some localities, then there may be a corresponding reduction in demand for OMIDRIA.

              We may also experience disruptions to our operations due to COVID-19, such as delays or disruptions with respect to manufacturing of clinical or commercial drug substance or drug product and delays in our clinical trials or in the submission or review of regulatory applications. Such delays or disruptions could negatively affect our commercial operations, clinical programs, and research and development. The health of our employees, contractors and other persons on whom we rely may be adversely affected by COVID-19. Although we are taking precautionary measures intended to help minimize the risk of the virus to our employees, these measures may be ineffective or may otherwise adversely affect our productivity. In addition, the conditions created by the pandemic may intensify other risks inherent in our business. Due to the unknown magnitude, duration and outcome of the COVID-19 pandemic, it is not possible to estimate precisely its impact on our business, operations or financial results; however, the impact could be material.

              To the extent COVID-19 adversely affects our business, financial condition, and results of operations and global economic conditions more generally, it may also have the effect of heightening many of the other risk factors set forth herein as well as those described in "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019.

We may be unable to further evaluate narsoplimab in COVID-19 patients and there can be no guarantee that the results of any such evaluations will be favorable.

              In response to the COVID-19 pandemic, we initiated a compassionate use program for narsoplimab to treat six COVID-19 patients with ARDS. While all six COVID-19 patients treated with narsoplimab survived and recovered, and we believe the results observed following narsoplimab treatment in severe COVID-19 cases were consistent with those seen in HSCT-TMA, we cannot provide assurance that we will be able to evaluate narsoplimab in additional COVID-19 patients, or that the results observed in the compassionate use program will be observed in any future study of narsoplimab for this indication. We may be unable to design and conduct a large-scale clinical trial evaluating narsoplimab in COVID-19 or otherwise access and treat additional COVID-19 patients, we may be unable to secure the large-scale manufacturing capacity from third parties necessary to manufacture narsoplimab in sufficient quantities to enable broader availability of narsoplimab for COVID-19 patients, or we may be unable to secure funding and other resources necessary for us to conduct these activities from government or other sources. In addition, another party may be successful in producing a vaccine or an alternative therapy for COVID-19 or ARDS associated with COVID-19, which may also lead to the diversion of governmental and other potential sources of funding away from us and toward other companies and limit the viability of any approved or authorized product candidate for the treatment of COVID-19. Any therapeutic candidate that we may develop to address COVID-19 will be subject to risks in addition to those normally associated with pharmaceutical research, development, and commercialization, such as higher risk of technical failure, lower and transient opportunities for revenue, higher manufacturing costs, product safety or efficacy risks related to an expedited research and development timeline, and novel liability theories. Relatedly, FDA may require that we conduct a large-scale trial of narsoplimab in COVID-19 patients in order to grant any approval or authorization. These risks may affect our ability to develop or commercialize a therapeutic for COVID-19 or any other current or future indication.

If our clinical trials or clinical protocols are delayed, suspended or terminated, we may be unable to develop our product candidates on a timely basis, which would adversely affect our ability to obtain regulatory approvals, increase our development costs and delay or prevent commercialization of approved products.

              We cannot predict whether we will encounter problems with any of our completed, ongoing or planned clinical trials or clinical data collection protocols that will cause regulatory agencies, institutional review boards or ethics committees, or us to delay our clinical trials or suspend or delay the analysis of the data from those trials. Clinical trials and clinical data protocols can be delayed for a variety of reasons, including:

  •
  discussions with the FDA, the EMA or other foreign authorities regarding the scope or design of our clinical trials or clinical data collection protocols;

  •
  delays or the inability to obtain required approvals from institutional review boards, ethics committees or other responsible entities at clinical sites selected for participation in our clinical trials;

  •
  delays in enrolling patients into clinical trials, collecting data from enrolled patients, adequately monitoring patients before or after treatment, or collecting historical control data for any reason including disease severity, trial or data collection protocol design, study eligibility criteria, patient population size (e.g., for orphan diseases or for some pediatric indications), proximity or availability of clinical trial sites for prospective patients, availability of competing therapies and clinical trials, regional differences in diagnosis and treatment, perceived risks and benefits of the product or product candidate, physician patient referral practices, disruptions due to external events, including an outbreak of pandemic or contagious disease such as the COVID-19 coronavirus, which has slowed enrollment in our clinical trials of narsoplimab in patients with IgA nephropathy;

  •
  lower than anticipated retention rates of patients in clinical trials;

  •
  the need to repeat or conduct additional clinical trials as a result of inconclusive or negative results, failure to replicate positive early clinical data in subsequent clinical trials, failure to deliver an efficacious dose of a product candidate, poorly executed testing, a failure of a clinical site to adhere to the clinical protocol, an unacceptable study design or other problems;

  •
  adverse findings in clinical or nonclinical studies related to the safety of our product candidates in humans;

  •
  an insufficient supply of product candidate materials or other materials necessary to conduct our clinical trials;

  •
  the need to qualify new suppliers of product candidate materials for FDA and foreign regulatory approval;

  •
  an unfavorable inspection or review by the FDA or other regulatory authority of a clinical trial site or records of any clinical investigation;

  •
  the occurrence of unacceptable drug-related side effects or adverse events experienced by participants in our clinical trials;

  •
  the suspension by a regulatory agency of a trial by imposing a clinical hold; or

  •
  the amendment of clinical trial or data collection protocols to reflect changes in regulatory requirements and guidance or other reasons as well as subsequent re-examination of amendments to clinical trial or data collection protocols by institutional review boards or ethics committees.

              In addition, our clinical trial or development programs have been, and in the future may be, suspended or terminated by us, the FDA or other regulatory authorities, or institutional review boards or ethics committees due to a number of factors, including:

  •
  failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;

  •
  inspection of the clinical trial operations or trial sites by the FDA or other regulatory authorities resulting in the imposition of a clinical hold;

  •
  the failure to remove a clinical hold in a timely manner, if at all;

  •
  unforeseen safety issues or any determination that a trial presents unacceptable health risks;

  •
  inability to deliver an efficacious dose of a product candidate; or

  •
  lack of adequate funding to continue the clinical trial or development program, including as a result of unforeseen costs due to enrollment delays, requirements to conduct additional trials and studies or increased expenses associated with the services of our contract research organizations, or other third parties.

              If the results of our clinical trials are not available when we expect or if we encounter any delay in the analysis of data from our clinical trials, we may be unable to file for regulatory approval or conduct additional clinical trials on the schedule we currently anticipate. Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of a product candidate. Any delays in completing our clinical trials could increase our development costs, could slow down our product development and regulatory submission process, could delay our receipt of product revenue and could make it difficult to raise additional capital. In addition, significant clinical trial delays also could allow our competitors to bring products to market before we do and impair our ability to commercialize our future products, potentially harming our business.

USE OF PROCEEDS

              We estimate that the net proceeds from this offering will be approximately $             million (or approximately $             million if the underwriters fully exercise their option to purchase additional notes), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

              We expect to use approximately $            million of the net proceeds of this offering to pay the cost of the capped call transactions described herein. If the underwriters exercise their option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties, which would increase the total cost of the capped call transactions to up to approximately $            million.

              We intend to use a portion of the net proceeds from this offering to repurchase a portion of the 2023 convertible notes, which mature on November 15, 2023, in privately negotiated transactions. We intend to use the remaining net proceeds from this offering, if any, together with our existing cash and cash equivalents, for general corporate purposes, including funding clinical trials, pre-clinical studies, manufacturing, build-out of commercial infrastructure and other costs associated with advancing our development programs and product candidates toward regulatory submissions and potential commercialization.

              Our management will have broad discretion in the application of the remaining net proceeds of this offering. Our expected use of the remaining net proceeds from this offering after payment of the cost of the capped call transactions and the repurchase of a portion of the 2023 convertible notes represents our current intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. Pending application of the remaining net proceeds of this offering as described above, we intend to invest the remaining net proceeds in short-term, investment-grade, interest-bearing instruments.

 CAPITALIZATION

              The following table presents our cash and cash equivalents and our capitalization as of June 30, 2020:

  •
  on an actual basis;

  •
  on an as adjusted basis to give effect to the issuance and sale of $200,000,000 aggregate principal amount of the notes we are offering (assuming no exercise of the underwriters' option to purchase additional notes), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us; and

  •
  on an as further adjusted basis giving additional effect to the sale of $125,000,000 of shares of our common stock in the concurrent offering (assuming no exercise of the underwriters' option to purchase additional shares of common stock in the concurrent offering), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

              The as adjusted and as further adjusted information in the table below is illustrative only, and our capitalization following the completion of this offering and the concurrent offering, if it is completed, will be adjusted based on the final terms of this offering and the concurrent offering. Moreover, because the completion of this offering is not contingent on the completion of the concurrent offering, you should not assume that the concurrent offering, as reflected in the as further adjusted column in the table below, will take place.

	As of June 30, 2020
	Actual	As adjusted		As further adjusted
	(In thousands, except share and per share data)
Cash, cash equivalents, and short-term investments(1)	$16,088	$		$

Debt:
6.25% Convertible Senior Notes due 2023(1)(2)	210,000		210,000		210,000
Principal amount of % convertible senior notes due 2026 we are offering(3)	—		200,000		200,000

Total debt	210,000		410,000		410,000

Shareholders' deficit:
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized; none issued and outstanding, actual, as adjusted and as further adjusted	—		—		—
Common stock, par value $0.01 per share, 150,000,000 shares authorized, 54,515,858 shares issued and outstanding, actual and as adjusted; and shares issued and outstanding, as further adjusted	545		545
Additional paid-in capital(1)(3)	635,121		635,121		760,109
Accumulated deficit(1)	(796,936)		(796,936)		(796,936)

Total shareholders' deficit(1)(3)	(161,270)		(161,270)

Total capitalization(1)(3)	$48,730		$248,730	$

(1)
The as adjusted and as further adjusted columns do not reflect our expected use of approximately $             million of the net proceeds from this offering to fund the cost of

  entering into the capped call transactions described in this prospectus supplement or the use of up to approximately $             million of the net proceeds from this offering to finance the repurchase of a portion of the 2023 convertible notes. We expect the cost of the capped call transactions to be reflected as a reduction to additional paid-in capital in the shareholders' equity section of our balance sheet.

(2)
The amounts shown represent the currently outstanding principal amount of 2023 convertible notes and do not reflect the repurchase of a portion of the 2023 convertible notes with a portion of the proceeds from this offering. In accordance with the accounting standards described in more detail in note (3) below, the equity and debt components of these notes are separately accounted for in our financial statements prepared in accordance with generally accepted accounting principles. As of June 30, 2020, the carrying value of the debt component of our existing notes was approximately $163.4 million and the carrying value of the equity component, which is reflected in additional paid-in capital in the table above, was approximately $55.7 million.

(3)
The amounts shown in the as adjusted and as further adjusted columns represent the aggregate principal amount of notes that we are offering pursuant to this prospectus supplement. However, applicable accounting standards require separate accounting for the debt and equity components of convertible notes that, like the notes we are offering, can be settled partially or fully in cash upon conversion. We expect the initial carrying amount of the debt component of the notes, which will be reflected as a liability on our balance sheet, to be the fair value of a similar debt instrument that does not have a conversion feature (that is, the present value of the principal and interest payments on the notes, discounted using an interest rate equal to our cost of capital for straight, unconvertible debt), net of issuance costs attributable to the debt component. The excess of the net proceeds of the notes over this initial liability carrying amount will be deemed to be the equity component of the notes. We expect to record the amount of the equity component as an increase to additional paid-in capital in the shareholders' equity section of our balance sheet and as a debt discount on the notes for accounting purposes. This debt discount will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported net income or larger reported net loss. Future accounting standards may change the manner in which we reflect the notes in our financial statements.

 DESCRIPTION OF THE CONCURRENT OFFERING

              Concurrently with this offering of the notes, we are offering, through a separate prospectus supplement, $125,000,000 of shares of our common stock, plus up to $18,750,000 of additional shares of common stock pursuant to an option granted to the underwriters of such offering. We estimate that the net proceeds to us from the concurrent offering, if it is consummated, will be approximately $             million (or approximately $             million if the underwriters of the concurrent offering fully exercise their option to purchase additional shares of common stock), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

              If consummated, we intend to use the net proceeds of the concurrent offering for general corporate purposes, including funding clinical trials, pre-clinical studies, manufacturing, build-out of commercial infrastructure and other costs associated with advancing our development programs and product candidates toward regulatory submissions and potential commercialization. Our management will have broad discretion in the application of the remaining net proceeds of the concurrent offering. Pending application of the net proceeds of the concurrent offering, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

              The completion of this offering is not contingent on the completion of the concurrent offering, and the completion of the concurrent offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent offering will be consummated on the terms described in this prospectus supplement, if at all, or that we will receive any additional proceeds from the concurrent offering. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the concurrent offering.

 DIVIDEND POLICY

              We have never declared or paid any cash dividends on our capital stock, and under our Loan and Security Agreement with Silicon Valley Bank, we have agreed not to pay any dividends without Silicon Valley Bank's prior written consent. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business and we do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF NOTES

              We will issue the notes under an indenture (the "base indenture"), to be dated as of the initial closing date of this offering, between us and Wells Fargo Bank, National Association, as trustee (the "trustee"), as supplemented by a supplemental indenture (the base indenture, as so supplemented, the "indenture"), to be dated as of the initial closing date of this offering, between us and the trustee.

              The following is a summary of certain provisions of the notes and the indenture. It is only a summary and is not complete. We qualify this summary by referring you to the indenture and the notes, because they, and not this summary, define your rights as a holder of the notes. We will provide you with a copy of the indenture, which includes the form of the notes, as provided under the caption "Where You Can Find More Information." In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and the notes pursuant to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

              This summary supplements, and to the extent inconsistent therewith, replaces, the description of the general terms of the debt securities set forth in the accompanying prospectus. Without limiting the preceding sentence, the descriptions in this "Description of Notes" section of the conversion, redemption and defeasance provisions of the notes, the events of default and remedies relating to the notes (including acceleration provisions, default interest, special interest, limitations on suits and waivers of defaults), limitations on amendments or modification to, or waivers of, the indenture and the notes and imitations on our ability to engage in business combination events will be deemed to replace the corresponding descriptions of the same subject matter in the accompanying prospectus under the caption "Description of Debt Securities."

              Certain terms used in this summary are defined below under the caption "—Definitions." Certain other terms used in this summary are defined in the indenture.

              References to "we," "us" and "our" in this section refer to Omeros Corporation only and not to any of its subsidiaries. References to any "note" in this section refer to any authorized denomination of a note, unless the context requires otherwise.

Generally

              The notes will:

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  be our senior, unsecured obligations;

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  initially be limited to an aggregate principal amount of $200,000,000 (or $230,000,000, if the underwriters fully exercise their option to purchase additional notes);

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  bear interest from, and including, August                         , 2020, at an annual rate of        %, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021;

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  bear special interest in the circumstances described below under the caption "—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults";

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  mature on February 15, 2026, unless earlier repurchased, redeemed or converted;

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  be redeemable, in whole or in part, at our option, in the circumstances and at the redemption price described below under the caption "—Optional Redemption";

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  be subject to repurchase by us at the noteholders' option if a "fundamental change" (as defined below under the caption "—Definitions") occurs, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (subject to the right of noteholders on a regular record date to receive the related interest payment), as described below under the caption "—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes";

  •
  be convertible, at the noteholders' option, into cash, shares of our common stock or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), at our election, based on an initial conversion rate of                        shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $            per share), under the conditions, and subject to the adjustments, described below under the caption "—Conversion Rights";

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  be issued in principal amount denominations of $1,000 or any integral multiple of $1,000 in excess thereof, which we refer to as an "authorized denomination"; and

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  initially be represented by one or more registered notes in global form, but may, in certain circumstances, be exchanged for notes in definitive form, as described below under the caption "—Book Entry, Settlement and Clearance."

              The indenture will not contain any financial covenants and will not limit us or our subsidiaries from incurring additional indebtedness, paying dividends or issuing or repurchasing any securities. Except to the extent described below under the captions "—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change," "—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes" and "—Consolidation, Merger and Asset Sale," the indenture will not contain any provisions designed to protect noteholders upon a highly leveraged transaction involving us or a decline in our credit rating as a result of a recapitalization, takeover, highly leveraged transaction or other restructuring involving us.

              Without the consent of, or notice to, any noteholder, we may issue additional notes under the indenture with the same terms as the notes we are offering (except for certain differences, such as the date as of which interest begins to accrue and the first interest payment date for such additional notes) in an unlimited aggregate principal amount. However, such additional notes must be identified by a separate CUSIP number if they are not fungible, for federal income tax or federal securities laws purposes, with other notes we issue under the indenture.

              We do not intend to list the notes on any securities exchange or include them in any automated inter-dealer quotation system.

              Absent manifest error, a person in whose name a note is registered on the registrar's books will be considered to be the holder of that note for all purposes, and only registered noteholders (which, in the case of notes held through DTC, will initially be DTC's nominee, Cede & Co.) will have rights under the indenture as noteholders.

              Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase notes in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives. The indenture requires us to promptly deliver to the trustee for cancellation in accordance with its customary procedures all notes that we or our subsidiaries have purchased or otherwise acquired.

Payments on the Notes

              We will pay (or cause the paying agent to pay) the principal of, and interest on, any global note by wire transfer of immediately available funds. We will pay (or cause the paying agent to pay) the principal of, and interest on, any physical note as follows:

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  if the principal amount of such note is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such note entitled to such payment has delivered to the paying agent or the trustee, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and

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  in all other cases, by check mailed to the address of such holder set forth in the note register.

              To be timely, a written request referred to in the first bullet point above must be delivered no later than the "close of business" (as defined below under the caption "—Definitions") on the following date: (i) with respect to the payment of any interest due on an interest payment date, the date immediately preceding the related record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.

              If the due date for a payment on a note is not a "business day" (as defined below under the caption "—Definitions"), then such payment may be made on the immediately following business day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the corporate trust office of the trustee (or, if the trustee is not acting as the paying agent, the applicable place of payment) is authorized or required by law or executive order to close or be closed will be deemed not to be a "business day."

Registrar, Paying Agent and Conversion Agent

              We will maintain one or more offices or agencies in the continental United States where notes may be presented for registration of transfer or for exchange, payment and conversion, which we refer to as the "registrar," "paying agent" and "conversion agent," respectively. We have appointed the trustee as the initial registrar, paying agent and conversion agent and its office in the United States as a place where notes may be presented for payment. However, we may change the registrar, paying agent and conversion agent, and we or any of our subsidiaries may choose to act in that capacity as well, without prior notice to the noteholders.

Transfers and Exchanges

              A noteholder may transfer or exchange its notes at the office of the registrar in accordance with the indenture. We, the trustee and the registrar may require the noteholder to, among other things, deliver appropriate endorsements or transfer instruments, and such certificates or other documentation or evidence as we or they may reasonably require to determine that such transfer or exchange complies with applicable securities laws. In addition, we, the trustee and the registrar may refuse to register the transfer or exchange of any note that is subject to conversion, redemption or required repurchase.

              We have appointed the trustee's office in the United States as a place where notes may be presented for registration of transfer or for exchange. However, we may change the registrar or act as the registrar ourselves without prior notice to the noteholders.

Interest

              The notes will bear cash interest at an annual rate of        %, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021, to the noteholders of record of the notes as of the close of business on the immediately preceding February 1 and August 1 (whether or not a business day), respectively. Interest will accrue from, and including, the last date to which interest has been paid or duly provided for (or, if no interest has been paid or duly provided for, from, and including, the date the notes are initially issued) to, but excluding, the next interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

              In addition to the stated interest on the notes referred to above, special interest will accrue on the notes in the circumstances described below under the caption "—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults." All references in this prospectus supplement to interest on the notes include any special interest payable on the notes, unless the context requires otherwise.

Ranking

              The notes will be our senior, unsecured obligations and will be:

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  equal in right of payment with our existing and future senior, unsecured indebtedness;

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  senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;

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  effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

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  structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

              The indenture will not prohibit us from incurring additional indebtedness, including secured indebtedness, which would be effectively senior to the notes to the extent of the value of the collateral securing that indebtedness, or indebtedness that would rank equal in right of payment with the notes. The indenture will also not prohibit our subsidiaries from incurring any additional indebtedness or other liabilities that would be structurally senior to our obligations under the notes.

              In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any indebtedness will not be available to make payments under the notes unless all of that indebtedness is first paid in full. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, we, as a common equity holder of that subsidiary, and, therefore, the noteholders, will rank behind that subsidiary's creditors, including that subsidiary's trade creditors, and (to the extent we are not a holder thereof) that subsidiary's preferred equity holders. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest of others in the assets of that subsidiary, to the extent of the value of those assets, and would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to that held by us.

              Our subsidiaries will have no obligations under the notes. The ability of our subsidiaries to pay dividends or make other payments to us is restricted by, among other things, corporate and other laws and by agreements to which our subsidiaries may become a party. Accordingly, we may be unable to gain access to the cash flow or assets of our subsidiaries to enable us to make payments on the notes.

              As of June 30, 2020, excluding our subsidiaries, we had $212.3 million of indebtedness, consisting of $2.3 million of outstanding finance lease obligations and $210.0 million principal amount of senior, unsecured indebtedness, excluding intercompany liabilities, and our subsidiaries had no indebtedness or other liabilities as of the same date.

              See "Risk Factors—Risks Related to the Notes and This Offering—The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries."

Optional Redemption

              We may not redeem the notes at our option at any time before August 15, 2023. Subject to the terms of the indenture, we have the right, at our election, to redeem all, or any portion in an authorized denomination, of the notes, at any time, and from time to time, on a redemption date on or after August 15, 2023 and on or before the 50th "scheduled trading day" (as defined below under the caption "—Definitions") immediately before the maturity date, for cash, but only if the "last reported sale price" (as defined below under the caption "—Definitions") per share of common stock exceeds 130% of the "conversion price" (as defined below under the caption "—Definitions") on (i) each of at least 20 "trading days" (as defined below under the caption "—Definitions"), whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (ii) the trading day immediately before the date we send such notice.

              In addition, calling any note for redemption will constitute a "make-whole fundamental change" (as defined below under the caption "—Definitions") with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. If we elect to redeem less than all of the outstanding notes, then the redemption will not constitute a make-whole fundamental change with respect to the notes not called for redemption, and holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described further below.

              The redemption date will be a business day of our choosing that is no more than 75, nor less than 55, scheduled trading days after the date we send the related redemption notice, as described below. However, if, in accordance with the provisions described below under the caption "—Conversion Rights—Settlement upon Conversion—Settlement Method," we elect to settle all conversions with a conversion date that occurs on or after the date we send such redemption notice and on or before the business day immediately before the related redemption date by physical settlement, then we may instead elect to choose a redemption date that is a business day no more than 45, nor less than 15, calendar days after the date we send such redemption notice.

              The redemption price for any note called for redemption will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the redemption date. However, if the redemption date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the redemption price will not include accrued and unpaid interest on such note to, but excluding, such redemption date.

              We will send to each applicable noteholder notice of the redemption containing certain information set forth in the indenture, including the redemption price and the redemption date. Substantially contemporaneously, we will issue a press release through such national newswire service as we then use containing the information set forth in the redemption notice.

              If only a portion of a note is subject to redemption and that note is converted in part, then the converted portion of that note will be deemed to be from the portion of that note that was subject to redemption.

              If we elect to redeem less than all of the outstanding notes, and the holder of any note, or any owner of a beneficial interest in any global note, is reasonably not able to determine, before the close of business on the 52nd scheduled trading day (or, if, as described above, we irrevocably elect physical settlement for all conversions with a conversion date that occurs on or after the date we send the related redemption notice and on or before the business day immediately before the related redemption date, the 10th calendar day) immediately before the relevant redemption date, whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, at any time before the close of business on the business day immediately before such redemption date, and each such conversion will be deemed to be of a note called for redemption for purposes of these redemption provisions and the provisions described below under the captions "—Conversion Rights—When the Notes May Be Converted—Conversion upon Redemption" and "—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change."

              Notwithstanding anything to the contrary above, we may not redeem any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the redemption date (except in the case of an acceleration resulting solely from the failure to pay the related redemption price).

Conversion Rights

    Generally

              The notes (or any portion of a note in an authorized denomination) will be convertible in the circumstances described below, at the noteholders' option, into cash, shares of our common stock or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), as we elect, based on an initial conversion rate of                        shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $            per share).

              Noteholders may convert their notes only in the circumstances described below under the caption "—When the Notes May Be Converted."

    Treatment of Interest upon Conversion

              We will not adjust the conversion rate to account for any accrued and unpaid interest on any note being converted, and, except as described below, our delivery of the consideration due in respect of the conversion will be deemed to fully satisfy and discharge our obligation to pay the principal of, and accrued and unpaid interest, if any, on, such note to, but excluding, the "conversion date" (as defined below under the caption "—Conversion Procedures"). As a result, except as described below, any accrued and unpaid interest on a converted note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the consideration due upon conversion consists of both cash and shares of our common stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.

              Notwithstanding anything to the contrary above, if the conversion date of a note is after a regular record date and before the next interest payment date, then:

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  the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and

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  the noteholder surrendering such note for conversion must deliver, at the time it surrenders such note, an amount of cash equal to the amount of such interest (regardless of whether such converting noteholder was the holder of record as of the close of business on such regular record date).

              However, such noteholder need not deliver such cash:

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  if we have specified a redemption date that is after such regular record date and on or before the business day immediately after such interest payment date;

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  if such conversion date occurs after the regular record date immediately before the maturity date;

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  if we have specified a "fundamental change repurchase date" (as defined below under the caption "—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes") that is after such regular record date and on or before the business day immediately after such interest payment date; or

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  to the extent of any overdue interest or interest that has accrued on any overdue interest, to the extent the same exists at the time of conversion with respect to such note.

              Accordingly, for the avoidance of doubt, all noteholders as of the close of business on the regular record date immediately before the maturity date will receive the full interest payment that would have been due on the maturity date regardless of whether their notes have been converted after such regular record date.

    When the Notes May Be Converted

              Noteholders may convert their notes only in the circumstances set forth below. However, in no event may notes be converted after the close of business on the second scheduled trading day immediately before the maturity date.

    Conversion upon Satisfaction of Common Stock Sale Price Condition

              A noteholder may convert its notes during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter.

    Conversion upon Satisfaction of Note Trading Price Condition

              A noteholder may convert its notes during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the "measurement period") if the "trading price" (as defined below under the caption "—Definitions") per $1,000 principal amount of notes, as determined following a request by a noteholder in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. We refer to this condition as the "trading price condition."

              The trading price will be determined by the bid solicitation agent as described below and the definition of "trading price." The bid solicitation agent (if not us) will have no obligation to determine the trading price of the notes unless we have requested such determination in writing, and we will have no obligation to make such request (or seek bids ourselves) unless a noteholder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price per share of our common stock and the conversion rate. If a noteholder provides such evidence, then we will instruct the bid solicitation agent to (or, if we are acting as the bid solicitation agent, we will) determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. If the trading price condition has been met as described above, then we will notify the noteholders of the same within one business day following such trading day. If, on any trading day after the trading price condition has been met as described above, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day, then we will promptly notify the noteholders of the same, and, thereafter, neither we nor the bid solicitation agent will be required to solicit bids again until another qualifying request is made as described above.

              We will act as the initial bid solicitation agent. However, we may change the bid solicitation agent, and we may appoint any of our subsidiaries to act in that capacity as well, without prior notice to the noteholders.

    Conversion upon Specified Corporate Events

            Certain Distributions

              If we elect to:

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  distribute, to all or substantially all holders of our common stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from our common stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this bullet point upon their separation from our common stock or upon the occurrence of such triggering event) entitling them, for a period of not more than 45 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced (determined in accordance with the provisions described in the third paragraph of clause (2) under the heading "—Conversion Rate Adjustments—Generally" below); or

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  distribute, to all or substantially all holders of our common stock, assets or securities of ours or rights to purchase our securities, which distribution per share of our common stock has a value, as reasonably determined by our board of directors, exceeding 10% of the last reported sale price per share of our common stock on the trading day immediately before the date such distribution is announced, then, in either case, we will send notice of such distribution, and of the related right to convert notes, to noteholders at least 55 scheduled trading days before the "ex-dividend date" (as defined below under the caption "—Definitions") for such distribution. Once we have sent such notice, noteholders may convert their notes at any time until the earlier of the close of business on the business day immediately before such ex-dividend date and our announcement that such distribution will not take place.

            Certain Corporate Events

              If a fundamental change, make-whole fundamental change (other than a make-whole fundamental change pursuant to clause (ii) of the definition thereof) or "common stock change event" (as defined below under the caption "—Effect of Common Stock Change Event") occurs, then, in each case, noteholders may convert their notes at any time from, and including, the effective date of such transaction or event to, and including, the 35th trading day after such effective date (or, if such transaction or event also constitutes a fundamental change, to, but excluding, the related fundamental change repurchase date). No later than such effective date, we will send notice to the noteholders of such transaction or event, such effective date and the related right to convert notes. If we fail to provide such notice by the effective date, then the last day on which the notes are convertible will be extended by the number of business days from, and including, the effective date to, but excluding, the date we provide the notice.

    Conversion upon Redemption

              If we call any note for redemption, then the holder of such note may convert such note at any time before the close of business on the business day immediately before the related redemption date (or, if we fail to pay the redemption price due on such redemption date in full, at any time until such time as we pay such redemption price in full).

    Conversions During Free Convertibility Period

              A noteholder may convert its notes at any time from, and including, November 17, 2025 until the close of business on the second scheduled trading day immediately before the maturity date.

    Conversion Procedures

              To convert a beneficial interest in a global note, the owner of the beneficial interest must:

  •
  comply with the "depositary procedures" (as defined below under the caption "—Definitions") for converting the beneficial interest (at which time such conversion will become irrevocable);

  •
  if applicable, pay any interest payable on the next interest payment date, as described above under the caption "—Treatment of Interest upon Conversion"; and

  •
  if applicable, pay any documentary or other taxes as described below.

              If you own a beneficial interest in a global note, then you must allow for sufficient time to comply with the depositary procedures if you wish to exercise your conversion right with respect to that beneficial interest.

              To convert all or a portion of a physical note, the holder of such note must:

  •
  complete, manually sign and deliver to the conversion agent the conversion notice attached to such note or a facsimile of such conversion notice;

  •
  deliver such note to the conversion agent (at which time such conversion will become irrevocable);

  •
  furnish any endorsements and transfer documents that we or the conversion agent may require;

  •
  if applicable, pay any interest payable on the next interest payment date, as described above under the caption "—Treatment of Interest upon Conversion"; and

  •
  if applicable, pay any documentary or other taxes as described below.

              Notes may be surrendered for conversion only after the "open of business" (as defined below under the caption "—Definitions") and before the close of business on a day that is a business day.

              We will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of our common stock upon conversion, except any tax or duty that is due because the converting noteholder requests those shares to be registered in a name other than the noteholder's name.

              We refer to the first business day on which the requirements described above to convert a note are satisfied as the "conversion date," subject to the provision described in the last sentence under the caption "—Settlement upon Conversion—Delivery of the Conversion Consideration."

              If a noteholder has validly delivered a "fundamental change repurchase notice" (as defined below under the caption "—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes") with respect to a note, then such note may not be converted, except to the extent (i) such notice is withdrawn in accordance with the procedures described below; or (ii) we fail to pay the related fundamental change repurchase price for such note.

    Settlement upon Conversion

    Generally

              Upon conversion, we may choose to pay or deliver, as applicable, either cash ("cash settlement"), shares of our common stock ("physical settlement") or a combination of cash and shares of our common stock ("combination settlement"), as described below. We refer to each of these settlement methods as a "settlement method." If cash settlement or combination settlement applies to a conversion, then the consideration due will be determined over an "observation period" (as defined below under the caption "—Definitions") consisting of 50 "VWAP trading days" (as defined below under the caption "—Definitions").

    Settlement Method

              We will have the right, as described below, to elect the settlement method applicable to the conversion of any notes. Except as described below, we must use the same settlement method for all conversions with a conversion date that occurs on the same day, but we will not be obligated to use the same settlement method for conversions with conversion dates that occur on different days. All conversions with a conversion date that occurs on or after November 17, 2025 will be settled using the same settlement method, and we will send notice of such settlement method to noteholders no later than the open of business on November 17, 2025. If we elect a settlement method for a conversion with a conversion date that occurs before November 17, 2025, then we will send notice of such settlement method to the converting noteholder no later than the close of business on the business day immediately after the conversion date. Notwithstanding anything to the contrary described above, if we call any notes for redemption, then (i) we will specify in the related redemption notice (and, in the case of a redemption of less than all outstanding notes, in a notice simultaneously sent to all holders of notes not called for redemption) the settlement method that will apply to all conversions with a conversion date that occurs on or after the date we send such redemption notice and before the related redemption date; and (ii) if the related redemption date is on or after November 17, 2025, then such settlement method must be the same settlement method that applies to all conversions with a conversion date that occurs on or after November 17, 2025.

              If we do not timely elect a settlement method with respect to any conversion, then we will be deemed to have elected the "default settlement method" (as defined below). If we timely elect combination settlement with respect to a conversion but do not timely notify the converting noteholder of the applicable "specified dollar amount" (as defined below under the caption "—Definitions"), then the specified dollar amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of notes. For the avoidance of doubt, our failure to timely elect a settlement method or specify the applicable specified dollar amount will not constitute a default under the indenture. We currently intend to settle conversions through combination settlement with a specified dollar amount of $1,000 per $1,000 principal amount of notes.

              The "default settlement method" will initially be combination settlement with a specified dollar amount of $1,000 per $1,000 principal amount of notes. However, we may, from time to time, change the default settlement method by sending notice of the new default settlement method to the noteholders. In addition, we may, by notice to the noteholders, elect to irrevocably fix the settlement method, to any settlement method that we are then permitted to elect (including the ability to irrevocably eliminate any range of specified dollar amounts per $1,000 principal amount), that will apply to all note conversions with a conversion date that is on or after the date we send such notice. However, no such irrevocable election will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in the seventh bullet point of the third paragraph under the caption "—Modification and Amendment" below. However, we may nonetheless choose to execute such an amendment at our option.

              If we change the default settlement method or irrevocably fix the settlement method pursuant to the provisions described above, then we will either post the default settlement method or fixed settlement method, as applicable, on our website or disclose the same in a Current Report on Form 8-K (or any successor form) that is filed with or furnished to the SEC.

    Consideration Due upon Conversion

              The consideration due upon conversion of each $1,000 principal amount of a note will be as follows:

  •
  if physical settlement applies, a number of shares of our common stock equal to the conversion rate in effect on the conversion date for such conversion;

  •
  if cash settlement applies, cash in an amount equal to the sum of the "daily conversion values" (as defined below under the caption "—Definitions") for each VWAP trading day in the observation period for such conversion; or

  •
  if combination settlement applies, (i) a number of shares of our common stock equal to the sum of the "daily share amounts" (as defined below under the caption "—Definitions") for each VWAP trading day in the observation period for such conversion; and (ii) an amount of cash equal to the sum of the "daily cash amounts" (as defined below under the caption "—Definitions") for each VWAP trading day in such observation period.

              However, in lieu of delivering any fractional share of common stock otherwise due upon conversion, we will pay cash based on (i) the daily VWAP on the applicable conversion date (or, if such conversion date is not a VWAP trading day, the immediately preceding VWAP trading day), in the case of physical settlement; or (ii) the daily VWAP on the last VWAP trading day of the applicable observation period, in the case of combination settlement.

              If a noteholder converts more than one note on a conversion date, then the consideration due upon such conversion will (in the case of any global note, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total principal amount of notes converted on such conversion date by that noteholder.

    Delivery of the Conversion Consideration

              Except as described below under the captions: "—Conversion Rate Adjustments" and "—Effect of Common Stock Change Event," we will pay or deliver, as applicable, the consideration due upon conversion as follows: (i) if cash settlement or combination settlement applies, on or before the second business day immediately after the last VWAP trading day of the observation period for such conversion; and (ii) if physical settlement applies, on or before the second business day immediately after the conversion date for such conversion. However, if physical settlement applies to the conversion of any note with a conversion date that is after the regular record date immediately before the maturity date, then, solely for purposes of such conversion, we will pay or deliver, as applicable, the consideration due upon such conversion no later than the maturity date (or, if the maturity date is not a business day, the next business day) and the conversion date will instead be deemed to be the second business day immediately before the maturity date.

    When Converting Noteholders Become Stockholders of Record

              The person in whose name any share of common stock is issuable upon conversion of any note will be deemed to become the holder of record of that share as of the close of business on (i) the conversion date for such conversion, in the case of physical settlement; or (ii) the last VWAP trading day of the observation period for such conversion, in the case of combination settlement.

    Conversion Rate Adjustments

    Generally

              The conversion rate will be adjusted for the events described below. However, we are not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a holder of notes, in such transaction or event without having to convert such noteholder's notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such date.

(1)
Stock Dividends, Splits and Combinations.    If we issue solely shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a stock split or a stock combination of our common stock (in each case excluding an issuance solely pursuant to a common stock change event, as to which the provisions described below under the caption "—Effect of Common Stock Change Event" will apply), then the conversion rate will be adjusted based on the following formula:

    where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution, or immediately before the open of business on the effective date of such stock split or stock combination, as applicable;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or the open of business on such effective date, as applicable;
OS0	=
the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and
OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

    For the avoidance of doubt, an adjustment pursuant to this paragraph (1) will become effective as described in the definition of CR1 above. If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)
Rights, Options and Warrants.    If we distribute, to all or substantially all holders of our common stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions described below in paragraph (3)(a) and under the caption "—Stockholder Rights Plans" will apply) entitling such holders, for a period of not more than 45 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the conversion rate will be increased based on the following formula:

    where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS	=	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date;
X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y	=
a number of shares of our common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.

    For the avoidance of doubt, an adjustment pursuant to this paragraph (2) will become effective as described in the definition of CR1 above. To the extent that shares of our common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, option or warrants. To the extent such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the ex-dividend date for the distribution of such rights, options or warrants not occurred.

    For purposes of this paragraph (2) and the provisions described above under the caption "—When the Notes May Be Converted—Conversion upon Specified Corporate Events—Certain Distributions," in determining whether any rights, options or warrants entitle holders of our common stock to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date of the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by our board of directors.

(3)
Spin-Offs and Other Distributed Property.

(a)
Distributions Other than Spin-Offs.    If we distribute shares of our "capital stock" (as defined below under the caption "—Definitions"), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•
dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required (or would be required without regard to the "deferral exception" (as defined below under the caption "—The Deferral Exception")) pursuant to paragraph (1) or (2) above;

•
dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (4) below;

•
rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption "—Stockholder Rights Plans";

•
spin-offs for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below;

•
a distribution solely pursuant to a tender offer or exchange offer for shares of our common stock for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (5) below; and

•
a distribution solely pursuant to a common stock change event, as to which the provisions described below under the caption "—Effect of Common Stock Change Event" will apply,

    then the conversion rate will be increased based on the following formula:

    where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP	=	the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such ex-dividend date; and
FMV	=
the fair market value (as determined by our board of directors), as of such ex-dividend date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of our common stock pursuant to such distribution.

    However, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such distribution, at the same time and on the same terms as holders of our common stock, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such noteholder would have received if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date.

    For the avoidance of doubt, an adjustment pursuant to this paragraph (3)(a) will become effective as described in the definition of CR1 above. To the extent such distribution is not so paid or made, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

  (b)
  Spin-Offs.    If we distribute or dividend shares of capital stock of any class or series, or similar equity interests, of or relating to an "affiliate" or "subsidiary" (as those terms are defined below under the caption "—Definitions") or other business unit of ours to all or substantially all holders of our common stock (other than solely pursuant to (x) a common stock change event, as to which the provisions described below under the caption "—Effect of Common Stock Change Event" will apply; or (y) a tender offer or exchange offer for shares of our common stock for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (5) below), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a "spin-off"), then the conversion rate will be increased based on the following formula:

    where:

CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the "spin-off valuation period" (as defined below) for such spin-off;
CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the spin-off valuation period;
FMV	=
the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the 10 consecutive trading day period (the "spin-off valuation period") beginning on, and including, such ex-dividend date (such average to be determined as if references to our common stock in the definitions of "last reported sale price," "trading day" and "market disruption event" were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of our common stock in such spin-off; and
SP	=	the average of the last reported sale prices per share of our common stock for each trading day in the spin-off valuation period.

    For the avoidance of doubt, an adjustment pursuant to this paragraph (3)(b) will become effective as described in the definition of CR1 above. Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the spin-off valuation period for a spin-off, then, solely for purposes of determining the consideration due in respect of such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such conversion date.

    To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)
Cash Dividends or Distributions.    If any cash dividend or distribution is made to all or substantially all holders of our common stock, then the conversion rate will be increased based on the following formula:

    where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP	=	the last reported sale price per share of our common stock on the trading day immediately before such ex-dividend date; and
D	=	the cash amount distributed per share of our common stock in such dividend or distribution.

    However, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such dividend or distribution, at the same time and on the same terms as holders of our common stock, the amount of cash that such noteholder would have received if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date.

    For the avoidance of doubt, an adjustment pursuant to this paragraph (4) will become effective as described in the definition of CR1 above. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5)
Tender Offers or Exchange Offers.    If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our common stock, and the value (determined as of the expiration time by our board of directors) of the cash and other consideration paid per share of our common stock in such tender or exchange offer exceeds the last reported sale price per share of our common stock on the trading day immediately after the last date (the "expiration date") on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:

    where:

CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the tender/exchange offer valuation period (as defined below) for such tender or exchange offer;
CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the tender/exchange offer valuation period;
AC	=
the aggregate value (as determined by our board of directors as of the time (the "expiration time") such tender or exchange offer expires) of all cash and other consideration paid for shares of our common stock purchased or exchanged in such tender or exchange offer;
OS0	=
the number of shares of our common stock outstanding immediately before the expiration time (including all shares of our common stock accepted for purchase or exchange in such tender or exchange offer);
OS1	=
the number of shares of our common stock outstanding immediately after the expiration time (excluding all shares of our common stock accepted for purchase or exchange in such tender or exchange offer); and
SP	=
the average of the last reported sale prices per share of our common stock over the 10 consecutive trading day period (the "tender/exchange offer valuation period") beginning on, and including, the trading day immediately after the expiration date;

    provided, however, that the conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. For the avoidance of doubt, an adjustment pursuant to this paragraph (5) will become effective as described in the definition of CR1 above. Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date for such tender or exchange offer to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the consideration due in respect of such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date to, and including, such conversion date.

    To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of common stock, if any, actually made, and not rescinded, in such tender or exchange offer.

              We will not be required to adjust the conversion rate except as described above or below under the caption "—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change." Without limiting the foregoing, we will not be required to adjust the conversion rate on account of:

  •
  stock repurchases, including structured or derivative transactions, pursuant to a stock repurchase program approved by our board of directors, in each case that are not tender or exchange offers referred to in paragraph (5) above;

  •
  except as described above, the sale of shares of our common stock for a purchase price that is less than the market price per share of our common stock or less than the conversion price;

  •
  the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any such plan;

  •
  the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

  •
  the issuance of any shares of our common stock pursuant to any option, warrant, right or convertible or exchangeable security of ours not described in the preceding bullet and outstanding as of the date we first issue the notes;

  •
  solely a change in the par value of our common stock; or

  •
  accrued and unpaid interest on the notes.

    The Deferral Exception

              If an adjustment to the conversion rate otherwise required by the indenture would result in a change of less than 1% to the conversion rate, then we may, at our election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least 1% to the conversion rate; (ii) the conversion date of, or any VWAP trading day of an observation period for, any note; (iii) the date a fundamental change or make-whole fundamental change occurs; (iv) the date we call any notes for redemption; and (v) November 17, 2025. We refer to our ability to defer adjustments as described above as the "deferral exception."

    Notice of Conversion Rate Adjustments

              Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption "—Conversion Rate Adjustments—Generally," we will promptly send notice to the noteholders containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the conversion rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

    Voluntary Conversion Rate Increases

              To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase the conversion rate by any amount if (i) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of our common stock or rights to purchase our common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of our common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; and (iii) such increase is irrevocable during such period.

    Tax Considerations

              A noteholder may, in some circumstances, including a cash distribution or dividend on our common stock, be deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. Applicable withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase, redemption or maturity of the notes. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a noteholder, then those withholding taxes may be set off against payments of cash or the delivery of shares of common stock, if any, in respect of the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of, that noteholder. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "Material U.S. Federal Income Tax Considerations."

    Special Provisions for Adjustments that Are Not Yet Effective and Where Converting Noteholders Participate in the Relevant Transaction or Event

              Notwithstanding anything to the contrary, if:

  •
  a note is to be converted pursuant to physical settlement or combination settlement;

  •
  the record date, effective date or expiration time for any event that requires an adjustment to the conversion rate pursuant to the provisions described above under the caption "—Conversion Rate Adjustments—Generally" has occurred on or before the conversion date for such conversion (in the case of physical settlement) or on or before any VWAP trading day in the observation period for such conversion (in the case of combination settlement), but an adjustment to the conversion rate for such event has not yet become effective as of such conversion date or VWAP trading day, as applicable;

  •
  the consideration due upon such conversion (in the case of physical settlement) or due in respect of such VWAP trading day (in the case of combination settlement) includes any whole shares of our common stock; and

  •
  such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such conversion date (in the case of physical settlement) or such VWAP trading day (in the case of combination settlement). In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.

              Notwithstanding anything to the contrary, if:

  •
  a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date pursuant to the provisions described above under the caption "—Conversion Rate Adjustments—Generally";

  •
  a note is to be converted pursuant to physical settlement or combination settlement;

  •
  the conversion date for such conversion (in the case of physical settlement) or any VWAP trading day in the observation period for such conversion (in the case of combination settlement) occurs on or after such ex-dividend date and on or before the related record date;

  •
  the consideration due upon such conversion (in the case of physical settlement) or due with respect to such VWAP trading day (in the case of combination settlement) includes any whole shares of our common stock based on a conversion rate that is adjusted for such dividend or distribution; and

  •
  such shares would be entitled to participate in such dividend or distribution,

then:

  •
  in the case of physical settlement, such conversion rate adjustment will not be given effect for such conversion, and the shares of common stock issuable upon such conversion based on such unadjusted conversion rate will not be entitled to participate in such dividend or distribution, but there will be added, to the consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares had such shares been entitled to participate in such dividend or distribution; and

  •
  in the case of combination settlement, the conversion rate adjustment relating to such ex-dividend date will be made for such conversion in respect of such VWAP trading day, but the shares of common stock issuable with respect to such VWAP trading day based on such adjusted conversion rate will not be entitled to participate in such dividend or distribution.

    Stockholder Rights Plans

              If any shares of our common stock are to be issued upon conversion of any note and, at the time of such conversion, we have in effect any stockholder rights plan, then the holder of that note will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from our common stock at such time, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption "—Conversion Rate Adjustments—Generally" on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of our common stock, subject to readjustment as described above if such rights expire, terminate or are redeemed. We currently do not have a stockholder rights plan in effect.

    Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change

    Generally

              If a make-whole fundamental change occurs and the conversion date for the conversion of a note occurs during the related "make-whole fundamental change conversion period" (as defined below under the caption "—Definitions"), then, subject to the provisions described below, the conversion rate applicable to such conversion will be increased by a number of shares (the "additional shares") set forth in the table below corresponding (after interpolation as described below) to the "make-whole fundamental change effective date" (as defined below under the caption "—Definitions") and the

"stock price" (as defined below under the caption "—Definitions") of such make-whole fundamental change:

Stock Price
Make-Whole Fundamental Change Effective Date	$	$	$	$	$	$	$	$
August , 2020
February 15, 2021
February 15, 2022
February 15, 2023
February 15, 2024
February 15, 2025
February 15, 2026

              If such make-whole fundamental change effective date or stock price is not set forth in the table above, then:

  •
  if such stock price is between two stock prices in the table above or the make-whole fundamental change effective date is between two dates in the table above, then the number of additional shares will be determined by a straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table or the earlier and later dates in the table above, as applicable, based on a 365- or 366-day year, as applicable; and

  •
  if the stock price is greater than $            (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described below under the caption "—Adjustment of Stock Prices and Number of Additional Shares"), or less than $            (subject to adjustment in the same manner), per share, then no additional shares will be added to the conversion rate.

              Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds                        shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described above under the caption "—Conversion Rate Adjustments—Generally."

              For the avoidance of doubt, calling any notes for redemption will constitute a make-whole fundamental change only with respect to the notes called (or deemed called) for redemption, and not with respect to the notes not called (or deemed called) for redemption. Accordingly, if we elect to redeem less than all of the outstanding notes, then holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described above under the caption "—Optional Redemption."

              As set forth in the definition of "make-whole fundamental change conversion period" below under the caption "—Definitions," if the conversion date for the conversion of a note occurs during a make-whole fundamental change conversion period relating to both a make-whole fundamental change resulting from our calling notes for redemption and another make-whole fundamental change, then, solely for purposes of that conversion, such conversion date will be deemed to occur only during the period relating to the make-whole fundamental change with the earlier make-whole fundamental change effective date. In that circumstance, the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to occur for purposes of such conversion.

    Adjustment of Stock Prices and Number of Additional Shares

              The stock prices in the first row (i.e., the column headers) of the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion price is adjusted as a result of the operation of the provisions described above under the caption "—Conversion Rate Adjustments—Generally." The numbers of additional shares in the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion rate is adjusted pursuant to the provisions described above under the caption "—Conversion Rate Adjustments—Generally."

    Notice of Make-Whole Fundamental Change

              We will notify noteholders of each make-whole fundamental change in accordance with the provisions described above under the caption "—When the Notes May Be Converted—Conversion upon Specified Corporate Events—Certain Corporate Events."

    Enforceability

              Our obligation to increase the conversion rate as described above in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

    Effect of Common Stock Change Event

    Generally

              If there occurs any:

  •
  recapitalization, reclassification or change of our common stock, other than (x) changes solely resulting from a subdivision or combination of our common stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

  •
  consolidation, merger, combination or binding or statutory share exchange involving us; or

  •
  sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person,

and, as a result of which, our common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a "common stock change event," and such other securities, cash or property, the "reference property," and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a "reference property unit"), then, notwithstanding anything to the contrary,

  •
  from and after the effective time of such common stock change event, (i) the consideration due upon conversion of any note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of common stock in the provisions described under this "—Conversion Rights" section (or in any related definitions) were instead a reference to the same number of reference property units; (ii) for purposes of the redemption provisions described above under the caption "—Optional Redemption," each reference to any number of shares of our common stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of reference property units; and (iii) for purposes of the definition of

    "fundamental change" and "make-whole fundamental change," the terms "common stock" and "common equity" will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such reference property;

  •
  if such reference property unit consists entirely of cash, then we will be deemed to elect physical settlement in respect of all conversions whose conversion date occurs on or after the effective date of such common stock change event and will pay the cash due upon such conversions no later than the 10th business day after the relevant conversion date; and

  •
  for these purposes, (i) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of "daily VWAP," substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (ii) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities, will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

              If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our common stock, by the holders of our common stock. We will notify the noteholders of such weighted average as soon as practicable after such determination is made.

              We will not become a party to any common stock change event unless its terms are consistent with the provisions described under this "—Effect of Common Stock Change Event" caption.

    Execution of Supplemental Indenture

              At or before the effective time of the common stock change event, we and the resulting, surviving or transferee person (if not us) of such common stock change event (the "successor person") will execute and deliver to the trustee a supplemental indenture that (i) provides for subsequent adjustments to the conversion rate in a manner consistent with the provisions described above; and (ii) contains such other provisions as we reasonably determine are appropriate to preserve the economic interests of the holders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets of a person other than the successor person, then such other person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions we reasonably determine are appropriate to preserve the economic interests of noteholders.

    Notice of Common Stock Change Event

              We will provide notice of each common stock change event in the manner described above under the caption "—Conversion Rights—When the Notes May Be Converted—Conversion upon Specified Corporate Events—Certain Corporate Events."

    Compliance with Stock Exchange Listing Standards

              Notwithstanding anything to the contrary, we will not engage in any transaction, or take any action, that would require an increase to the conversion rate pursuant to the provisions described above under the caption "—Conversion Rate Adjustments—Generally" without complying with the applicable stockholder approval rules of The Nasdaq Global Market. The restrictions described above will apply at any time when the notes are outstanding, regardless of whether we then has a class of securities listed on The Nasdaq Global Market.

    Equitable Adjustments to Prices

              Whenever the indenture requires us to calculate the average of the last reported sale prices, or any function thereof, over a period of multiple days (including to calculate the stock price or an adjustment to the conversion rate), or to calculate daily VWAPs over an observation period, we will make proportionate adjustments to those calculations to account for any adjustment to the conversion rate pursuant to paragraph (1) above under the caption "—Conversion Rights—Conversion Rate Adjustments—Generally" that becomes effective, or any event requiring such an adjustment to the conversion rate where the ex-dividend date or effective date, as applicable, of such event occurs, at any time during such period or observation period, as applicable.

Fundamental Change Permits Noteholders to Require Us to Repurchase Notes

    Generally

              If a fundamental change occurs, then each noteholder will have the right (the "fundamental change repurchase right") to require us to repurchase its notes (or any portion thereof in an authorized denomination) for cash on a date (the "fundamental change repurchase date") of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below.

              The repurchase price (the "fundamental change repurchase price") for a note tendered for repurchase will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the fundamental change repurchase price will not include accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date.

              Notwithstanding anything to the contrary above, we may not repurchase any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the fundamental change repurchase date (except in the case of an acceleration resulting solely from the failure to pay the related fundamental change repurchase price).

              The definition of "fundamental change" includes a reference to "all or substantially all" of our and our subsidiaries' assets. There is no precise, established definition of the phrase "all or substantially all" under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of our and our subsidiaries' assets.

    Notice of Fundamental Change

              On or before the 20th calendar day after the effective date of a fundamental change, we will send to each noteholder notice of such fundamental change containing certain information set forth in the indenture, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures noteholders must follow to tender their notes for repurchase. Substantially contemporaneously, we will issue a press release through such national newswire service as we then use (or publish the same through such other widely disseminated public medium as we then use, including our website) containing the information set forth in the fundamental change notice.

    Procedures to Exercise the Fundamental Change Repurchase Right

              To exercise its fundamental change repurchase right with respect to a note, the holder thereof must deliver a notice (a "fundamental change repurchase notice") to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).

              The fundamental change repurchase notice must contain certain information set forth in the indenture, including the certificate number of any physical notes to be repurchased, or must otherwise comply with the depositary procedures in the case of a global note.

              A noteholder that has delivered a fundamental change repurchase notice with respect to a note may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the indenture, including the certificate number of any physical notes with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global note.

              Notes to be repurchased must be delivered to the paying agent (in the case of physical notes) or the depositary procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the fundamental change repurchase price.

    Compliance with Securities Laws

              We will comply with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above.

    Repurchase by Third Party

              Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase notes pursuant to the provisions described above if (i) one or more third parties conduct the repurchase offer and repurchase tendered notes in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any note repurchased by such third party or parties will not receive a lesser amount (as a result of taxes, additional expenses or for any other reason) than such owner would have received had we repurchased such note.

Consolidation, Merger and Asset Sale

              We will not consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of us and our subsidiaries, taken as a whole, to another person (a "business combination event"), unless:

  •
  the resulting, surviving or transferee person is us or, if not us, is a corporation (the "successor corporation") duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the trustee, at or before the effective time of such business combination event, a supplemental indenture) all of our obligations under the indenture and the notes; and

  •
  immediately after giving effect to such business combination event, no default or event of default will have occurred and be continuing under the indenture.

              At the effective time of a business combination event that complies with the provisions described above, the successor corporation (if not us) will succeed to, and may exercise every right and power of, us under the indenture and the notes, and, except in the case of a lease, the predecessor company will be discharged from its obligations under the indenture and the notes.

              The definition of "business combination event" includes a reference to "all or substantially all" of our and our subsidiaries' assets. There is no precise, established definition of the phrase "all or substantially all" under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of our and our subsidiaries' assets.

Events of Default

    Generally

              An "event of default" with respect to the notes will mean the occurrence of any of the following:

  (1)
  a default in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any note;

  (2)
  a default in the payment when due of interest on any note that continues for 30 days;

  (3)
  our failure to deliver, when required by the indenture, a fundamental change notice or a notice pursuant to the provisions described above under the caption "—Conversion Rights—When the Notes May Be Converted—Conversion upon Specified Corporate Events—Certain Corporate Events" if (in the case of any notice other than a notice pursuant to the provisions described above under the caption "—Conversion Rights—When the Notes May Be Converted—Conversion upon Specified Corporate Events") such failure is not cured within three business days after its occurrence;

  (4)
  a default in our obligation to convert a note in accordance with the indenture upon the exercise of the conversion right with respect thereto, and such default is not cured within three business days after its occurrence;

  (5)
  a default in our obligations described above under the caption "—Consolidation, Merger and Asset Sale";

  (6)
  a default in any of our obligations or agreements under the indenture or the notes (other than a default set forth in paragraph (1), (2), (3), (4) or (5) above) where such default is not cured or waived within 60 days after notice to us by the trustee, or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a "notice of default";

  (7)
  a default by us or any of our subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $25,000,000 (or its foreign currency equivalent) in the aggregate of us or any of our subsidiaries, whether such indebtedness exists as of the date we first issue the notes or is thereafter created, where such default:

  •
  constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

    •
    results in such indebtedness becoming or being declared due and payable before its stated maturity,

        unless, in each case, such principal is paid (or the indebtedness with respect thereto is discharged) or such payment of such principal is waived or is otherwise no longer due and payable or such acceleration is rescinded or annulled, in which case the event of default by reason of the failure to pay such principal when due will (unless the notes have theretofore been accelerated) be deemed not to have occurred;

  (8)
  one or more final judgments being rendered against us or any of our subsidiaries for the payment of at least $25,000,000 (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and

  (9)
  certain events of bankruptcy, insolvency and reorganization with respect to us or any of our "significant subsidiaries" (as defined below under the caption "—Definitions").

    Acceleration

              If an event of default described in paragraph (9) above occurs with respect to us (and not solely with respect to a significant subsidiary of ours), then the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding will immediately become due and payable without any further action or notice by any person. If an event of default (other than an event of default described in paragraph (9) above with respect to us and not solely with respect to a significant subsidiary of ours) occurs and is continuing, then, except as described below under the caption "—Special Interest as Sole Remedy for Certain Reporting Defaults," the trustee, by written notice to us, or noteholders of at least 25% of the aggregate principal amount of notes then outstanding, by notice to us and the trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding to become due and payable immediately.

              Noteholders of a majority in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may, on behalf of all noteholders, rescind any acceleration of the notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing events of default (except the non-payment of principal of, or interest on, the notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereto.

              If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), then the court could disallow recovery of any such portion.

    Waiver of Past Defaults

              An event of default pursuant to paragraph (1), (2), (4) or (6) above (that, in the case of paragraph (6) only, results from a default under any covenant that cannot be amended without the consent of each affected noteholder), and a default that could lead to such an event of default, can be waived only with the consent of each affected noteholder. Each other default or event of default may be waived, on behalf of all noteholders, by noteholders of a majority in aggregate principal amount of the notes then outstanding.

    Notice of Defaults

              If a default or event of default occurs, then we will promptly notify the trustee, setting forth what action we are taking or propose to take with respect thereto. We must also provide the trustee annually with a certificate as to whether any defaults or events of default have occurred or are continuing. If a default or event of default occurs and is continuing and is actually known to the trustee, then the trustee must notify the noteholders of the same within 90 days after it occurs or, if it is not known to the trustee at such time, promptly (and in any event within 10 business days) after it becomes known to a responsible officer of the trustee. However, except in the case of a default or event of default in the payment of the principal of, or interest on, any note, the trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the noteholders.

    Limitation on Suits; Absolute Rights of Noteholders

              Except with respect to the rights referred to below, no noteholder may pursue any remedy with respect to the indenture or the notes, unless:

  •
  such noteholder has previously delivered to the trustee notice that an event of default is continuing;

  •
  noteholders of at least 25% in aggregate principal amount of the notes then outstanding deliver a written request to the trustee to pursue such remedy;

  •
  such noteholder(s) offer and, if requested, provide to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee's following such request;

  •
  the trustee does not comply with such request within 60 calendar days after its receipt of such request and such offer of security or indemnity; and

  •
  during such 60 calendar day period, noteholders of a majority in aggregate principal amount of the notes then outstanding do not deliver to the trustee a direction that is inconsistent with such request.

              However, notwithstanding anything to the contrary, the right of each holder of a note to receive payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such holder.

              Noteholders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the notes, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other noteholders or may involve the trustee in liability, unless the trustee is offered security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee's following such direction.

    Default Interest

              Payments of any amounts due on the notes that are not made when due will accrue interest at a rate per annum equal to the stated interest on the notes.

    Special Interest as Sole Remedy for Certain Reporting Defaults

              Notwithstanding anything to the contrary described above, we may elect that the sole remedy for any event of default (a "reporting event of default") pursuant to paragraph (6) under the caption "—Events of Default—Generally" above arising from our failure to comply with our obligations described below under the caption "—Exchange Act Reports" (including our obligations under Section 314(a)(1) of the Trust Indenture Act) will, for each of the first 180 calendar days on which a reporting event of default has occurred and is continuing, consist exclusively of the accrual of special interest on the notes. If we have made such an election, then (i) the notes will be subject to acceleration as described above on account of the relevant reporting event of default from, and including, the 181st calendar day on which a reporting event of default has occurred and is continuing or if we fail to pay any accrued and unpaid special interest when due; and (ii) special interest will cease to accrue on any notes from, and including, such 181st calendar day.

              Any special interest that accrues on a note will be payable on the same dates and in the same manner as the stated interest on such note and will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 90 days on which special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof. Special interest will accrue at the rates set forth in the preceding amounts during the continuance of a reporting event of default regardless of the number of reporting event of defaults giving rise to the accrual of special interest. For the avoidance of doubt, any special interest that accrues on a note will be in addition to the stated interest that accrues on such note.

              To make the election to pay special interest as described above, we must provide notice of such election to noteholders on or before the date on which each reporting event of default first occurs. The notice will also, among other things, briefly describe the periods during which and rate at which special interest will accrue and the circumstances under which the notes will be subject to acceleration on account of such reporting event of default.

Modification and Amendment

              We and the trustee may, with the consent of holders of a majority in aggregate principal amount of the notes then outstanding, amend or supplement the indenture or the notes or waive compliance with any provision of the indenture or the notes. However, without the consent of each affected noteholder, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may:

  •
  reduce the principal, or extend the stated maturity, of any note;

  •
  reduce the redemption price or fundamental change repurchase price for any note or change the times at which, or the circumstances under which, the notes may or will be redeemed or repurchased by us;

  •
  reduce the rate, or extend the time for the payment, of interest on any note;

  •
  make any change that adversely affects the conversion rights of any note;

  •
  impair the absolute rights of any holder of a note to receive payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such due dates;

  •
  change the ranking of the notes;

  •
  make any note payable in money, or at a place of payment, other than that stated in the indenture or the note;

  •
  reduce the amount of notes whose holders must consent to any amendment, supplement, waiver or other modification; or

  •
  make any direct or indirect change to any amendment, supplement, waiver or modification provision of the indenture or the notes that requires the consent of each affected noteholder.

              For the avoidance of doubt, pursuant to the first four bullet points above, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may change the amount or type of consideration due on any note (whether on an interest payment date, redemption date, fundamental change repurchase date or the maturity date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected noteholder.

              Notwithstanding anything to the contrary above, we and the trustee may amend or supplement the indenture or the notes without the consent of any noteholder to:

  •
  cure any ambiguity or correct any omission, defect or inconsistency in the indenture or the notes, as evidenced by an officer's certificate;

  •
  add guarantees with respect to our obligations under the indenture or the notes;

  •
  secure the notes;

  •
  add to our covenants or events of default for the benefit of noteholders or surrender any right or power conferred on us;

  •
  provide for the assumption of our obligations under the indenture and the notes pursuant to, and in compliance with, the provisions described above under the caption "—Consolidation, Merger and Asset Sale";

  •
  enter into supplemental indentures pursuant to, and in accordance with, the provisions described above under the caption "—Conversion Rights—Effect of Common Stock Change Event" in connection with a common stock change event;

  •
  irrevocably elect or eliminate any settlement method or specified dollar amount; provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under the caption "—Conversion Rights—Settlement upon Conversion—Settlement Method";

  •
  evidence or provide for the acceptance of the appointment of a successor trustee;

  •
  conform the provisions of the indenture and the notes to this "Description of Notes" section, as supplemented by the related pricing term sheet, as evidenced by an officer's certificate;

  •
  provide for or confirm the issuance of additional notes pursuant to the indenture;

  •
  provide for any transfer restrictions that apply to any notes issued under the indenture (other than the notes issued in this offering, and any notes issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute "restricted securities" within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act;

  •
  comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or

  •
  make any other change to the indenture or the notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of noteholders, as such, in any material respect.

Exchange Act Reports

              We will send to the trustee copies of all reports that we are required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within 15 calendar days after the date that we are required to so file the same (after giving effect to all applicable grace periods under the Exchange Act). However, we need not send to the trustee any material for which we have received, or are seeking in good faith and have not been denied, confidential treatment by the SEC. Any report that we file with the SEC through the EDGAR system (or any successor system thereto) will be deemed to be sent to the trustee at the time such report is so filed via the EDGAR system (or such successor system). Upon the request of any noteholder, the trustee will provide to the noteholder a copy of any report that we have sent the trustee pursuant to the provisions described above, other than a report that is deemed to be sent to the trustee pursuant to the preceding sentence. We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act.

Discharge

              Subject to the terms of the indenture, our obligations with respect to the notes under the indenture will be discharged if we deliver all outstanding notes to the trustee for cancellation, or if all outstanding notes have become due and payable (including upon conversion, if the consideration due upon such conversion has been determined) and we have irrevocably deposited with the trustee, or caused to be delivered to noteholders, sufficient cash or other consideration to satisfy all such amounts that have become due and payable.

No Defeasance

              The notes will not be defeasible, and the provisions described in the accompanying prospectus under the caption "Description of Debt Securities—Satisfaction and Discharge; Defeasance" will not apply to the notes.

Calculations

              Except as otherwise provided in the indenture, we will be responsible for making all calculations called for under the indenture or the notes, including determinations of the last reported sale price of our common stock, the daily conversion value, the daily cash amount, the daily share amount, the daily VWAPs, adjustments to the conversion price and conversion rate, the amount of consideration deliverable with respect to any conversion of notes, accrued interest on the notes and the conversion rate. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all noteholders. We will provide a schedule of our calculations to the conversion agent and the trustee, and the trustee will promptly forward a copy of each such schedule to any noteholder upon written request.

Trustee

              The trustee under the indenture is Wells Fargo Bank, National Association. The trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement or the related documents. The trustee and its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of business.

Notices

              We will send all notices or communications to noteholders pursuant to the indenture in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the noteholders' respective addresses shown on the register for the notes. However, in the case of global notes, we are permitted to send notices or communications to noteholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such noteholders in writing.

No Personal Liability of Directors, Officers, Employees and Stockholders

              No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each noteholder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the notes.

Governing Law; Waiver of Jury Trial

              The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York. The indenture will provide that we and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transactions contemplated by the indenture or the notes.

Submission to Jurisdiction

              Any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated by the indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the "specified courts"), and each party will be deemed to irrevocably submit to the non-exclusive jurisdiction of those courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to any party's address as provided in the indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each of us, the trustee and each noteholder (by its acceptance of any note) will be deemed to irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the specified courts and to irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Definitions

              "Affiliate" has the meaning set forth in Rule 144 under the Securities Act as in effect on the date we first issue the notes.

              "Bid solicitation agent" means the person who is required to obtain bids for the trading price in accordance with the provisions described under the caption "—Conversion Rights—When the Notes May Be Converted—Conversion upon Satisfaction of Note Trading Price Condition" and in the definition of "trading price."

              "Board of directors" means our board of directors or a committee of such board duly authorized to act on behalf of such board.

              "Business day" means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

              "Capital stock" of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.

              "Close of business" means 5:00 p.m., New York City time.

              "Conversion price" means, as of any time, an amount equal to (i) $1,000 divided by (ii) the conversion rate in effect at such time.

              "Conversion rate" initially means                        shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment as described above under the caption "—Conversion Rights." Whenever in this prospectus supplement we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately after the close of business on such date.

              "Daily cash amount" means, with respect to any VWAP trading day, the lesser of (i) the applicable daily maximum cash amount; and (ii) the daily conversion value for such VWAP trading day.

              "Daily conversion value" means, with respect to any VWAP trading day, one-50th of the product of (i) the conversion rate on such VWAP trading day; and (ii) the daily VWAP per share of our common stock on such VWAP trading day.

              "Daily maximum cash amount" means, with respect to the conversion of any note, the quotient obtained by dividing (i) the specified dollar amount applicable to such conversion by (ii) 50.

              "Daily share amount" means, with respect to any VWAP trading day, the quotient obtained by dividing (i) the excess, if any, of the daily conversion value for such VWAP trading day over the applicable daily maximum cash amount by (ii) the daily VWAP for such VWAP trading day. For the avoidance of doubt, the daily share amount will be zero for such VWAP trading day if such daily conversion value does not exceed such daily maximum cash amount.

              "Daily VWAP" means, for any VWAP trading day, the per share volume-weighted average price of our common stock as displayed under the heading "Bloomberg VWAP" on Bloomberg page "OMER <EQUITY> AQR" (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may include any of the underwriters). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

              "Depositary procedures" means, with respect to any transfer, exchange or transaction involving a global note or any beneficial interest therein, the rules and procedures of the depositary applicable to such transfer, exchange or transaction.

              "DTC" means The Depository Trust Company.

              "Ex-dividend date" means, with respect to an issuance, dividend or distribution on our common stock, the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered "regular way" for this purpose.

              "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

              "Fundamental change" means any of the following events:

                       (i)  a "person" or "group" (within the meaning of Section 13(d)(3) of the Exchange Act), other than us, our "wholly owned subsidiaries" (as defined below), or any employee benefit plan of us or any of our wholly owned subsidiaries, has become the direct or indirect "beneficial owner" (as defined below) of shares of our common equity representing more than 50% of the voting power of all of our then-outstanding common equity;

                      (ii)  the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly "beneficially owned" (as defined below) all classes of our common equity immediately before such transaction directly or indirectly "beneficially own," immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii);

                    (iii)  our stockholders approve any plan or proposal for our liquidation or dissolution; or

                     (iv)  our common stock ceases to be listed on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of our common stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock that are listed (or depositary receipts representing shares of common stock, which depositary receipts are listed) on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a common stock change event whose reference property consists of such consideration.

              For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso); and (y) whether a person is a "beneficial owner," whether shares are "beneficially owned," and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

              "Holder" and "noteholder" mean a person in whose name a note is registered in the register for the notes.

              "Last reported sale price" of our common stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our common stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is then listed. If our common stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of our common stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted on such trading day, then the last reported sale price will be the average of the mid-point of the last bid price and the last ask price per share of our common stock on such trading day from each of at least three nationally recognized independent investment banking firms we select, which may include any of the underwriters. The last reported sale price will be determined without reference to extended or after-hours trading.

              "Make-whole fundamental change" means (i) a fundamental change (determined after giving effect to the proviso immediately after clause (iv) of the definition thereof, but without regard to the proviso to clause (ii)(2) of the definition thereof); or (ii) the sending of any notice of redemption pursuant to the provisions described above under the caption "—Optional Redemption"; provided, however, that the sending of any such notice of redemption will constitute a make-whole fundamental change only with respect to the notes called (or deemed to be called pursuant to the provisions described above under the caption "—Optional Redemption") for redemption pursuant to such notice and not with respect to any other notes.

              "Make-whole fundamental change conversion period" has the following meaning:

                       (i)  in the case of a make-whole fundamental change pursuant to clause (i) of the definition thereof, the period from, and including, the make-whole fundamental change effective date of such make-whole fundamental change to, and including, the 35th trading day after such make-whole fundamental change effective date (or, if such make-whole fundamental change also constitutes a fundamental change, to, but excluding, the related fundamental change repurchase date); and

                      (ii)  in the case of a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the period from, and including, the date we send the redemption notice for the related redemption to, and including, the business day immediately before the related redemption date;

provided, however, that if the conversion date for the conversion of a note that has been called (or deemed called) for redemption occurs during the make-whole fundamental change conversion period for both a make-whole fundamental change occurring pursuant to clause (i) of the definition of "make-whole fundamental change" and a make-whole fundamental change resulting from such redemption pursuant to clause (ii) of such definition, then, solely for purposes of such conversion, (x) such conversion date will be deemed to occur solely during the make-whole fundamental change conversion period for the make-whole fundamental change with the earlier make-whole fundamental change effective date; and (y) the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to have occurred.

              "Make-whole fundamental change effective date" means (i) with respect to a make-whole fundamental change pursuant to clause (i) of the definition thereof, the date on which such make-whole fundamental change occurs or becomes effective; and (ii) with respect to a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the applicable "redemption notice date" (as defined below).

              "Market disruption event" means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which our common stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

              "Maturity date" means February 15, 2026.

              "Observation period" means, with respect to any note to be converted, (i) subject to clause (ii) below, if the conversion date for such note occurs on or before the 55th scheduled trading day immediately before the maturity date, the 50 consecutive VWAP trading days beginning on, and including, the third VWAP trading day immediately after such conversion date; (ii) if such conversion date occurs on or after the date we have sent a redemption notice and before the related redemption date, the 50 consecutive VWAP trading days beginning on, and including, the 51st scheduled trading day immediately before such redemption date; and (iii) subject to clause (ii) above, if such conversion date occurs after the 55th scheduled trading day immediately before the maturity date, the 50 consecutive VWAP trading days beginning on, and including, the 51st scheduled trading day immediately before the maturity date.

              "Open of business" means 9:00 a.m., New York City time.

              "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate "person."

              "Redemption notice date" means, with respect to a redemption, the date on which we send the related redemption notice pursuant to the provisions described above under the caption "—Optional Redemption."

              "Scheduled trading day" means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then "scheduled trading day" means a business day.

              "Securities Act" means the U.S. Securities Act of 1933, as amended.

              "Significant subsidiary" of any person means any subsidiary of that person that constitutes, or any group of subsidiaries of that person that, in the aggregate, would constitute, a "significant subsidiary" (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that person.

              "Specified dollar amount" means, with respect to the conversion of a note to which combination settlement applies, the maximum cash amount per $1,000 principal amount of such note deliverable upon such conversion (excluding cash in lieu of any fractional share of common stock).

              "Stock price" has the following meaning for any make-whole fundamental change: (i) if the holders of our common stock receive only cash in consideration for their shares of common stock in such make-whole fundamental change and such make-whole fundamental change is pursuant to clause (ii) of the definition of "fundamental change," then the stock price is the amount of cash paid per share of our common stock in such make-whole fundamental change; and (ii) in all other cases, the stock price is the average of the last reported sale prices per share of common stock for the five consecutive trading days ending on, and including, the trading day immediately before the make-whole fundamental change effective date of such make-whole fundamental change.

              "Subsidiary" means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

              "Trading day" means any day on which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded; and (ii) there is no "market disruption event" (as defined above in this "—Definitions" section). If our common stock is not so listed or traded, then "trading day" means a business day.

              "Trading price" of the notes on any trading day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of notes, obtained by the bid solicitation agent for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes at approximately 3:30 p.m., New York City time, on such trading day from three nationally recognized independent securities dealers we select, which may include the any of the underwriters; provided, however, that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, then that one bid will be used. If, on any trading day, (i) the bid solicitation agent cannot reasonably obtain at least one bid for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes from a nationally recognized independent securities dealer; (ii) we are not acting as the bid solicitation agent and we fail to instruct the bid solicitation agent to obtain bids when required; or (iii) the bid solicitation agent fails to solicit bids when required, then, in each case, the trading price per $1,000 principal amount of notes on such trading day will be deemed to be less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day.

              "VWAP market disruption event" means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our common stock is then listed, or, if our common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our common stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

              "VWAP trading day" means a day on which (i) there is no VWAP market disruption event; and (ii) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then "VWAP trading day" means a business day.

              "Wholly owned subsidiary" of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.

Book Entry, Settlement and Clearance

    Global Notes

              The notes will be initially issued in the form of one or more notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons (the "global notes"), and will be deposited with the trustee as custodian for DTC.

              Only persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants may own beneficial interests in a global note. We expect that, under procedures established by DTC:

  •
  upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

  •
  ownership of beneficial interests in a global note will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

              Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

    Book-Entry Procedures for Global Notes

              All interests in a global note will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to the notes. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the trustee or the underwriters will be responsible for those operations or procedures.

              DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the New York State Banking Law;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

              DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's book-entry system is also available to other "indirect participants," such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of notes who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

              So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction or approval to the trustee under the indenture.

              As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a noteholder under the indenture.

              Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

              Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

    Certificated Notes

              A global note will be exchanged, pursuant to customary procedures, for one or more physical notes only if:

  •
  DTC notifies us or the trustee that it is unwilling or unable to continue as depositary for such global note or DTC ceases to be a "clearing agency" registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation;

  •
  an event of default has occurred and is continuing and we, the trustee or the registrar has received a written request from DTC, or from a holder of a beneficial interest in such global note, to exchange such global note or beneficial interest, as applicable, for one or more physical notes; or

  •
  we, in our sole discretion, permit the exchange of any beneficial interest in such global note for one or more physical notes at the request of the owner of such beneficial interest.

 DESCRIPTION OF THE CONCURRENT CAPPED CALL TRANSACTIONS

              In connection with the pricing of the notes, we expect to enter into capped call transactions with the option counterparties. The capped call transactions will cover, subject to customary anti-dilution adjustments that may not match those applicable to the conversion price of the notes, the number of shares of our common stock initially underlying the notes.

              We intend to use approximately $            million of the net proceeds from this offering to pay the cost of the capped call transactions. If the underwriters exercise their option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties.

              The capped call transactions are expected to reduce the potential dilution with respect to our common stock or, at our election (subject to certain conditions), offset potential cash payments in excess of the principal amount of the converted notes upon conversion of the notes in the event that the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the notes and is subject to customary anti-dilution adjustments that may not match those applicable to the notes. If, however, the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

              We will not be required to make any cash payments to the option counterparties upon the exercise of the options that are a part of the capped call transactions, but we will be entitled to receive from them a number of shares of our common stock, or, at our election (subject to certain conditions), an amount of cash, generally based on the amount by which the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the strike price of the capped call transactions during the relevant valuation period under the capped call transactions. However, if the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions during such valuation period, the number of shares of common stock or the amount of cash we expect to receive upon exercise of the capped call transactions, in each case, will be capped based on the amount by which the cap price exceeds the strike price of the capped call transactions.

              Additionally, if the conversion price of the notes does not equal the strike price of the capped call transactions due to an adjustment or adjustments to the conversion price of the notes and/or the strike price of the capped call transactions, to the extent that the market price per share of our common stock exceeds the conversion price of the notes but does not exceed the strike price of the capped call transactions at any time of expiration, we will not be entitled to receive any shares of our common stock or cash under the capped call transactions upon such expiration.

              The capped call transactions are separate transactions expected to be entered into by us with the option counterparties, are not part of the terms of the notes and will not change holders' rights under the notes. As a holder of the notes, you will not have any rights with respect to the capped call transactions.

              For a discussion of the potential impact of any market or other activity by the option counterparties and/or their affiliates in connection with the capped call transactions, see "Risk Factors—Risks Related to the Notes and This Offering—The capped call transactions may affect the value of the notes and our common stock."

 DESCRIPTION OF OTHER INDEBTEDNESS

2023 convertible notes

              On November 15, 2018, we issued at face value $210.0 million aggregate principal amount of 6.25% Convertible Senior Notes due 2023 (the "2023 convertible notes"). The 2023 convertible notes accrue interest at an annual rate of 6.25% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2019.

              The 2023 convertible notes are convertible into cash, shares of our common stock or a combination thereof, as we elect at our sole discretion. The initial conversion rate is 52.0183 shares of our common stock per $1,000 of note principal (equivalent to an initial conversion price of approximately $19.22 per share of common stock), subject to adjustment in certain circumstances. The 2023 convertible notes are convertible, at the option of the holders on or after May 15, 2023 at any time prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date of November 15, 2023. Additionally, holders may convert their 2023 convertible notes at their option at specified times prior to the maturity date of November 15, 2023, only:

  •
  if during any calendar quarter beginning after March 31, 2019, the last reported sale price per share of our common stock exceeds 130% of the conversion price of the 2023 convertible notes for each of at least 20 trading days in the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

  •
  if during the five consecutive business days immediately after any five-consecutive-trading-day period in which the trading price per $1,000 principal amount of 2023 convertible notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day;

  •
  upon the occurrence of certain corporate events or distributions of our common stock; or

  •
  if we call the 2023 convertible notes for redemption.

              Subject to the satisfaction of certain conditions, we may redeem all, but not less than all, of the 2023 convertible notes at our option beginning November 15, 2019 through the maturity date at a cash redemption price equal to the principal amount of the 2023 convertible notes to be redeemed, plus any accrued and unpaid interest. The Convertible Notes are subject to redemption only if certain requirements are satisfied, including that the last reported sale price per share of our common stock exceeds 150% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice and (ii) the trading day immediately before the date we send such notice.

              As of the date of this prospectus, all of the 2023 convertible notes remain outstanding. We may use a portion of the net proceeds from this offering to repurchase a portion of the 2023 convertible notes.

Loan and Security Agreement with Silicon Valley Bank

              On August 2, 2019, we entered into a Loan and Security Agreement with Silicon Valley Bank ("SVB"), which provides for a $50.0 million revolving line of credit facility (the "Line of Credit Agreement"). Under the Line of Credit Agreement, we may draw, on a revolving basis, up to the lesser of $50.0 million and 85.0% of our eligible accounts receivable, less certain reserves. The Line of Credit Agreement is secured by all our assets excluding intellectual property and development program inventories and matures in August 2022.

              Interest on amounts outstanding is payable monthly at a floating rate equal to the greater of 5.50% and the prime rate per annum. If the Line of Credit Agreement is terminated prior to the maturity date for any reason other than replacement with a new SVB credit facility or a new syndicated facility in which SVB acts as the agent, we are required to pay a termination fee of $1.0 million. We paid an initial commitment fee of $150,000 upon closing and are required to pay additional commitment fees of $150,000 on each of the first and second anniversaries of the closing date, or upon the earlier termination of, or default under, the Line of Credit Agreement.

              The Line of Credit Agreement includes customary events of default that include, among other things, breach, non-payment, inaccuracy of representations and warranties, the occurrence of a material adverse change in our business or prospects for repayment of the line of credit, cross default to material indebtedness or material agreements, bankruptcy and insolvency, material judgments and a change in control. In the event of default, SVB may require all obligations under the Line of Credit Agreement to be immediately due and payable and charge a default rate of interest thereon. Additionally, under the Line of Credit Agreement, we have agreed not to pay any dividends.

              As of June 30, 2020, we had no outstanding borrowings under the Line of Credit Agreement.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

              The following is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership, conversion and disposition of the notes and the ownership and disposition of the common stock into which the notes are convertible, but does not purport to be a complete analysis of all the potential tax considerations that may be applicable to an investment in the notes or the common stock. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, each as of the date hereof. These authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought, nor will we seek, any ruling from the Internal Revenue Service or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions.

              This summary is limited to holders who purchase the notes upon their initial issuance for cash at their issue price within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes and common stock into which the notes are convertible as capital assets (generally, property held for investments). This summary also does not address all aspects of U.S. federal income taxes and does not deal with U.S. federal estate or gift tax laws or the tax considerations arising under the laws of any non-U.S., state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to a holder's particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

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  holders subject to the alternative minimum tax;

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  banks, insurance companies or other financial institutions;

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  tax-exempt organizations;

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  tax-deferred or other retirement accounts;

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  regulated investment companies or real estate investment trusts;

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  dealers in securities, commodities or currencies;

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  traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

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  S-corporations, partnerships or other pass-through entities or investors or owners of such entities;

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  expatriates;

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  "U.S. holders" (as defined below) whose "functional currency" is not the U.S. dollar;

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  persons who hold the notes or the common stock into which the notes are convertible as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction;

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  persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes or common stock being taken into account in an "applicable financial statement" (as defined in the Code);

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  persons deemed to sell the notes or the common stock into which the notes are convertible under the constructive sale provisions of the Code;

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  holders who participate in the substantially concurrent repurchase of a portion of our 2023 convertible notes;

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  certain non-U.S. holders such as "controlled foreign corporations," "passive foreign investment companies" or foreign corporations that accumulate earnings to avoid U.S. federal income tax; and

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  non-U.S. holders subject to the net investment income tax (commonly referred to as the "Medicare tax").

              If an entity or arrangement taxable as a partnership for U.S. federal income tax purposes holds the notes or common stock issuable upon conversion of the notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the notes or common stock issuable upon conversion of the notes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership, conversion and disposition of the notes or the ownership and disposition of such common stock.

              THIS SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, CONVERSION AND DISPOSITION OF THE NOTES OR THE OWNERSHIP AND DISPOSITION OF THE COMMON STOCK INTO WHICH THE NOTES ARE CONVERTIBLE ARISING UNDER OTHER U.S. FEDERAL TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR ANY OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

    Consequences to U.S. Holders

              The following is a summary of material U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the notes or common stock into which the notes are convertible. Certain consequences to non-U.S. holders (as defined below) of the notes and the common stock into which the notes are convertible are described under "—Consequences to Non-U.S. Holders" below. "U.S. holder" means a beneficial owner of a note or common stock into which such note is convertible that is, for U.S. federal income tax purposes:

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  an individual who is a citizen or resident of the United States;

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  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust that (i) is subject to the primary supervision of a U.S. court and has one or more U.S. persons that have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

    Interest on the Notes

              You generally will be required to recognize any stated interest as ordinary income at the time it is paid or accrued on the notes in accordance with your method of accounting for U.S. federal income tax purposes. We expect, and this discussion assumes, the notes will be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes.

    Additional Amounts

              As described under the heading "Description of Notes—Events of Default," we may pay additional interest on the notes in certain circumstances. We believe and intend to take the position that the notes should not be treated as contingent payment debt instruments because of the anticipated remote possibility of such additional payments.

              This position is based in part on our evaluation regarding the possibility, as of the date of issuance of the notes, that such additional amounts will not have to be paid. Assuming such position is respected, any additional interest paid to you as described under "Description of Notes—Events of Default" would be taxable as additional ordinary interest income when received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes.

              In addition, as described under the heading "Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change," upon certain conversions of the notes we may pay additional shares of common stock in certain circumstances. While not free from doubt, we intend to take the position that the notes should not be treated as contingent payment debt instruments because of these additional shares of common stock. This position is based in part on the facts that the payments will be made by reference to shares of common stock and will be made only to holders who are converting their notes under certain circumstances and as result are most appropriately treated as a change in conversion rate, however denominated. Depending upon the circumstances, such additional shares of common stock may be taxed as deemed dividends to you as described under "—Constructive Distributions."

              Our determination regarding these additional payments is binding on you unless you disclose your contrary position in the manner required by applicable Treasury Regulations. The Internal Revenue Service, however, may take a position contrary to our position, which could affect the timing and character of your income with respect to the notes. If the Internal Revenue Service were to successfully challenge our position, and the notes were treated as contingent payment debt instruments, U.S. holders would be required, among other potential adverse consequences, to accrue interest income at a rate higher than the stated interest rate on the notes (regardless of such U.S. holder's regular method of accounting for U.S. federal income tax purposes), and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. In addition, conversion of the notes would be a taxable event (even if the U.S. holder receives only shares of our common stock), and any gain realized upon conversion would be required to be treated as ordinary income. U.S. holders are urged to consult their tax advisors regarding the possibility that the notes may be contingent payment debt instruments. The remainder of this discussion assumes that the notes are not contingent payment debt instruments.

    Sale, Exchange, Repurchase or Other Taxable Disposition of the Notes

              Except as described below under "—Conversion of the Notes," you generally will recognize capital gain or loss upon the sale, exchange, repurchase or other taxable disposition of a note in an amount equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which generally will be treated as ordinary interest income) and (ii) your adjusted tax basis in the note. Such capital gain or loss will be long-term capital gain or loss if your holding period of the notes exceeds one year at the time of such disposition. Your adjusted tax basis in a note generally will equal the amount you paid for the note as adjusted for the amount of any constructive distribution included in income as described below. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. Your ability to deduct capital losses may be limited.

    Conversion of the Notes

              If you present a note for conversion, you may receive solely cash, solely common stock, or a combination of cash and common stock in exchange for the note depending upon our chosen settlement method.

              If you receive solely cash in exchange for a note upon conversion, your gain or loss will be determined in the same manner as if you disposed of the notes in a taxable disposition (as described above under "—Sale, Exchange, Repurchase or Other Taxable Disposition of the Notes").

              You generally will not recognize any gain or loss upon conversion of a note into solely shares of common stock, except with respect to common stock received that is attributable to accrued but unpaid interest (which will be treated as ordinary interest income) and except with respect to cash received in lieu of a fractional share of common stock.

              Your tax basis in any common stock received from us in exchange for a note upon conversion (other than common stock attributable to accrued but unpaid interest) will generally equal your adjusted tax basis in the note at the time of the exchange (excluding the portion of the tax basis that is allocable to any fractional share). The holding period for common stock received on conversion (other than common stock received with respect to accrued but unpaid interest) will generally include the holding period of the note converted. Your tax basis in a fractional share will be determined by allocating your tax basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values.

              Cash received in lieu of a fractional share of common stock upon a conversion of a note should be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional share of common stock should generally result in capital gain or loss, if any, measured by the difference between the cash received for the fractional share of common stock and your tax basis in the fractional share, as described below under "—Sale, Exchange or Other Taxable Disposition of the Common Stock."

              To the extent the fair market value of shares of common stock received is attributable to accrued but unpaid interest, the fair market value of such stock will generally be treated as ordinary interest income, and your tax basis in such shares generally will equal their fair market value, and the holding period for such shares will begin on the day after the date of receipt.

    Treatment as a Recapitalization

              If you receive a combination of cash and common stock upon conversion of a note, we intend to take the position that the notes are securities for U.S. federal income tax purposes and that the conversion should be treated as a recapitalization for U.S. federal income tax purposes. In such case, you would recognize gain, but not loss, equal to the excess of the fair market value of our common stock and cash received (other than amounts attributable to accrued but unpaid interest, which will be treated as described above under "—Interest on the Notes") over your adjusted tax basis in the note, but in no event would the gain recognized exceed the amount of cash received (excluding any cash received in lieu of a fractional share or attributable to accrued but unpaid interest).

              The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash received in lieu of a fractional share and the portion of your tax basis that is allocable to the fractional share, as described in the following paragraph. Any gain or loss recognized on conversion of a note generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year.

              The tax basis of our common stock received upon such a conversion (excluding any common stock attributable to accrued but unpaid interest, the tax basis of which would equal its fair market value, and excluding any fractional share deemed to be received) would equal the adjusted tax basis of the note that was converted (excluding the portion of the tax basis that is allocable to any fractional share), reduced by the amount of any cash received (excluding cash received in lieu of a fractional share or attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized (other than gain recognized on any cash received with respect to a fractional share). Your holding period for common stock would include the period during which you held the note, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after our common stock is received.

    Alternative Treatment as Part Conversion and Part Redemption

              If the conversion of a note into cash and common stock were not treated as a recapitalization as discussed above, the cash payment received may be treated as proceeds from the sale of a portion of the note and taxed in the manner described above under "—Sale, Exchange, Repurchase or Other Taxable Disposition of the Notes," and our common stock received on such a conversion would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to you except to the extent of any common stock received with respect to accrued but unpaid interest. In that case, your adjusted tax basis in the note would generally be allocated pro rata among our common stock received and the portion of the note that is treated as sold for cash based on the fair market value of our common stock and the cash. The holding period for our common stock received in the conversion would include the holding period for the note, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after our common stock is received.

              The tax treatment of a conversion of a note into cash and common stock is uncertain and subject to different characterizations, and you should consult your tax advisors regarding the consequences of such a conversion.

    Possible Effect of a Change in Conversion Consideration

              In the event we undergo certain of the events described under "Description of Notes—Consolidation, Merger and Asset Sale" and "Description of Notes—Conversion Rights—Effect of Common Stock Change Event," the conversion rate and the related conversion consideration may be adjusted such that you would be entitled to convert your notes into the shares, property or assets described in such sections. Depending on the facts and circumstances at the time of such event, such adjustment may result in a deemed exchange of the outstanding notes for new notes, which may be a taxable event for U.S. federal income tax purposes. Furthermore, depending on the circumstances, the U.S. federal income tax characterization and treatment of the deemed new notes may be different from the U.S. federal income tax characterization and treatment addressed in this disclosure. You should consult your tax advisor regarding the U.S. federal income tax consequences of such an adjustment.

    Constructive Distributions

              Holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of stock if the conversion rate of such instruments is adjusted. In addition, the failure to provide for such an adjustment may also result in a deemed distribution to U.S. holders who hold the notes. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a constructive distribution of stock. Certain of the possible adjustments (or failures to make adjustments) provided in the notes (including, without limitation, adjustments in respect of taxable dividends to our stockholders, any increase in conversion rate upon conversion in connection with a make-whole fundamental change and the payment of additional shares to holders who convert their notes received as a make-whole payment upon certain conversions) may not qualify as being pursuant to a bona fide reasonable adjustment formula and therefore may be treated as a constructive distribution. If such adjustments are made (or not made), you will be deemed to have received constructive distributions in amounts based on the value of your increased interest in our equity resulting from such adjustments. Generally, such deemed distributions will be taxable in the same manner as an actual distribution as described below under "—Distributions on the Common Stock," even though you have not received any cash or property as a result of such adjustments, except that it is unclear whether such deemed distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or the dividends- received deduction applicable to certain dividends paid to corporate holders. You should consult your tax advisor as to whether such deemed distributions are eligible for the preferential rates applicable to certain dividends or dividends-received deduction. Generally, a U.S. holder's tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. Because a constructive dividend deemed received by you would not give rise to any cash from which any applicable withholding could be satisfied, if we pay backup withholding on your behalf (because you failed to establish an exemption from backup withholding), we may, at our option, set off any such payment against payments of cash and common stock payable on the notes (or, in certain circumstances, against any payments on the common stock) or sales proceeds received by you or from your other funds or assets.

              We are currently required to report the amount of any deemed distributions on our website or to the Internal Revenue Service and to holders of notes not exempt from reporting.

              Proposed regulations, to be effective for constructive distributions deemed received after the date the regulations are finalized, determine the amount and timing of constructive distributions. These proposed regulations may be relied upon in determining constructive distributions paid with respect to our common stock. If adopted as proposed, the Treasury Regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value, determined immediately after the conversion rate adjustment, of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may satisfy its withholding obligations by withholding on future payments on the notes (or, in some circumstances, any payments on our common stock) or withholding on proceeds from the liquidation of property, or obtaining other funds of a holder and (iv) we are required to report the amount of any deemed distributions on our website or to the Internal Revenue Service and to all holders of notes (including holders of notes that would otherwise be exempt from information reporting). U.S. holders are urged to consult their tax advisors regarding the potential effects of the proposed regulations on deemed distributions.

    Distributions on the Common Stock

              As discussed above, we do not currently expect to pay dividends. If we do make a distribution of cash or property with respect to our shares, any such distributions generally will be included in your income as dividend income to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of your adjusted tax basis in the common stock, and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder may be eligible for the dividends-

received deduction, and dividends received by non-corporate U.S. holders generally will be subject to tax at the current lower applicable long-term capital gains rates, provided in each case that certain holding period and other applicable requirements are satisfied.

    Sale, Exchange or Other Taxable Disposition of the Common Stock

              Upon the sale, exchange or other taxable disposition of our common stock, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of all other property received upon such disposition and (ii) your adjusted tax basis in such common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for our common stock exceeds one year at the time of such disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. Your ability to deduct capital losses may be limited.

    Net Investment Income Tax

              Generally, a 3.8% net investment income tax is imposed on the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and on the undistributed net investment income of certain estates and trusts. Interest and dividends or distributions received (or deemed to be received) by holders of the notes and our common stock and capital gains from the sale or other disposition of the notes or common stock generally will constitute net investment income and be subject to the 3.8% tax. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the net investment income tax to any of their income or gains in respect of the notes and shares of our common stock.

    Backup Withholding and Information Reporting

              We (or the applicable paying agent) are required to furnish to the record holders of the notes and common stock, other than exempt holders, and to the Internal Revenue Service information with respect to interest (including additional interest, if any) paid on the notes, constructive distributions on the notes treated as dividends, dividends paid on the common stock and the proceeds received upon the sale, exchange or other disposition of such notes or common stock. You may be subject to backup withholding with respect to such payments. If you are a U.S. holder and not otherwise exempt from information reporting and backup withholding, payments to you will be subject to backup withholding if:

  •
  you fail to furnish your taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her social security number, in the manner required by the Code and applicable Treasury Regulations;

  •
  we (or the applicable paying agent) are notified by the Internal Revenue Service that the TIN you furnished is incorrect;

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  in the case of interest and dividend payments, other than certain amounts attributable to accrued interest on sales of notes between interest payment dates, there has been a "notified payee underreporting" with respect to interest or dividends paid to you, as described in the Code; or

  •
  in the case of interest and dividend payments, other than certain amounts attributable to accrued interest on sales of notes between interest payment dates, you have failed to certify under penalty of perjury that you have furnished a correct TIN and that you are not subject to backup withholding under the Code.

              Backup withholding is not an additional tax, and you may use amounts withheld under the backup withholding rules as a credit against your U.S. federal income tax liability or may claim a refund as long as you provide the required information to the Internal Revenue Service in a timely manner.

    Consequences to Non-U.S. Holders

              The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of the notes or common stock into which the notes are convertible. The term "non-U.S. holder" means a beneficial owner of a note or common stock into which the notes are convertible that is not a U.S. holder or a partnership for U.S. federal income tax purposes.

    Payments of Interest on the Notes

              Subject to the discussion of backup withholding below and the discussion of FATCA withholding below, interest paid to a non-U.S. holder that is not effectively connected with the non-U.S. holder's conduct of trade or business within the United States should not be subject to the U.S. federal income or withholding tax provided that:

  •
  you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote (including our common stock into which the note is convertible);

  •
  you are not a "controlled foreign corporation" with respect to which we are, directly or indirectly, a "related person"; and

  •
  (a) you certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, (or successor forms)) or (b) a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its business holds the note on your behalf and certifies, under penalties of perjury, that it has received an Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, (or successor forms) from you or from another qualifying financial institution intermediary, and, in certain circumstances, provides a copy of the Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, (or successor forms). If you hold your notes through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury Regulations.

              If you cannot satisfy the requirements described above, you will be subject to the 30% U.S. federal withholding tax with respect to payments of interest on the notes, unless you provide us with a properly executed (1) Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable U.S. income tax treaty or (2) Internal Revenue Service Form W-8ECI (or successor form) stating that the interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

              If you are engaged in a trade or business in the United States and interest on a note is effectively connected with your conduct of that trade or business (and if an income tax treaty applies and so requires, such interest is attributable to a permanent establishment or fixed base maintained by you in the United States), you will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a non-U.S. corporation for U.S. federal income tax purposes, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest will be included in the earnings and profits of such non-U.S. corporation.

    Sale, Exchange, Repurchase or Other Taxable Disposition of the Notes or the Common Stock

              Subject to the discussion of backup withholding and FATCA withholding below, any gain realized upon the sale, exchange, repurchase or other taxable disposition of a note or a share of common stock generally will not be subject to U.S. federal income tax unless:

  •
  that gain is effectively connected with your conduct of a trade or business in the United States (and if an income tax treaty applies and so requires, such gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" ("USRPHC") for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that you held our notes or common stock and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or other disposition occurs.

              If your gain is effectively connected with your conduct of a U.S. trade or business (and if an income tax treaty applies and so requires, such gain is attributable to a permanent establishment or fixed base maintained by you in the United States), you generally will be subject to U.S. federal income tax on the net gain derived from the sale, exchange, repurchase or other disposition, generally in the same manner as if you were a U.S. holder. If you are a non-U.S. corporation for U.S. federal income tax purposes, any such effectively connected gain received by you may also, under certain circumstances, be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable U.S. income tax treaty). If you are described in the second bullet point above, you will be subject to a 30% U.S. federal income tax (or such lower rate as may be prescribed under an applicable U.S. income tax treaty) on the gain derived from the sale, exchange, repurchase or other disposition, which gain may be offset by U.S. source capital losses, even though you are not considered a resident of the United States.

              With respect to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its United States real property interests, as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes.

              Any amount paid to you on a sale, exchange, repurchase or other taxable disposition of a note by us which represents accrued but unpaid interest will be taxable as described above under "—Payments of Interest on the Notes."

    Conversion of the Notes

              You generally will not recognize any gain or loss on the conversion of a note into common stock, except with respect to common stock received that is attributable to accrued but unpaid interest, which will be taxed in the manner described above under "—Payments of Interest on the Notes." To the extent you receive cash in lieu of a fractional share of common stock upon conversion of a note, you generally would be subject to the rules described under "—Sale, Exchange, Repurchase of Other Taxable Disposition of the Notes or the Common Stock" above.

    Dividends and Constructive Distributions

              In general, dividends, if any, received by you with respect to our common stock (and any deemed dividends resulting from certain adjustments, or failures to make certain adjustments, to the conversion rate of the notes (see "—Consequences to U.S. Holders—Constructive Distributions" above)) will be subject to withholding of U.S. federal income tax at a 30% rate, unless such rate is reduced by an applicable U.S. income tax treaty. Dividends that are effectively connected with your conduct of a trade or business in the United States (and if an income tax treaty applies and so requires, are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally subject to U.S. federal income tax as if you were a U.S. holder and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements). Any such effectively connected dividends received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable U.S. income tax treaty. In the event there is a constructive distribution, such amount deemed received by you would not give rise to any cash from which any applicable withholding tax could be satisfied. Accordingly, if we pay withholding taxes on your behalf, we may, at our option, set off any such payment against payments of cash and common stock payable on the notes (or, in certain circumstances, against any payments on the common stock) or sales proceeds received by you or your other funds or assets.

              In order to claim the benefit of a U.S. income tax treaty or to claim exemption from withholding because dividends paid to you on our common stock (or any constructive distributions on the notes treated as dividends) are effectively connected with your conduct of a trade or business in the United States, you must provide a properly executed Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, for treaty benefits or W-8ECI for effectively connected income (or such successor forms as the Internal Revenue Service designates), prior to the payment of dividends. You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.

              As mentioned above under "—Consequences to U.S. Holders—Constructive Distributions," proposed regulations, proposed to be effective for constructive distributions deemed received after the date the regulations are finalized, provide how a withholding agent can determine the timing and amount of any constructive distributions subject to withholding and satisfy its withholding obligation.

    Backup Withholding and Information Reporting

              If you are a non-U.S. holder, in general, you will not be subject to backup withholding with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, and you have given us the statement described above under "—Consequences to Non-U.S. Holders—Payments of Interest on the Notes." In addition, you will generally not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a note or a share of common stock within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption. However, we (or the applicable paying agent) will be required to report annually to the Internal Revenue Service and to you the amount of, and the tax withheld with respect to, any interest and distributions paid to you, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

              Backup withholding is not an additional tax. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the Internal Revenue Service in a timely manner.

    FATCA Withholding

              Sections 1471 through 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or "FATCA") impose a 30% withholding tax on interest on our notes to, dividends (including deemed distributions) paid on our common stock to, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds derived from the sale or other disposition of our notes or common stock by, a foreign entity if the foreign entity is:

  •
  a "foreign financial institution" (as defined under FATCA) that does not furnish proper documentation, typically on an Internal Revenue Service Form W-8BEN-E, evidencing (i) an exemption from FATCA withholding, (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or

  •
  a "non-financial foreign entity" (as defined under FATCA) that does not provide sufficient documentation, typically on an Internal Revenue Service Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

              Withholding under FATCA generally applies to payments of interest on our notes and dividends (including deemed dividends) on our common stock and to payments of gross proceeds from a sale or other disposition of our notes or common stock. Withholding agents may, however, rely on proposed U.S. Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, and not Omeros Corporation, will determine whether or not to implement gross proceeds FATCA withholding.

              Under certain circumstances, a non-U.S. holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of our notes or common stock.

UNDERWRITING

              BofA Securities, Inc. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriters	Principal Amount of Notes
BofA Securities, Inc.	$
J.P. Morgan Securities LLC	$

Total		$200,000,000

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

              We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Notes

              We have granted an option to the underwriters to purchase up to an additional $30,000,000 principal amount of the notes at the public offering price, less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement, solely to cover over-allotments. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase an additional principal amount of the notes proportionate to that underwriter's initial amount reflected in the above table.

Commissions and Discounts

              The representative has advised us that the underwriters propose initially to offer the notes at a price of        % of the principal amount of notes, plus accrued interest from the original issue date of the notes, if any, and to dealers at that price less a concession not in excess of        % of the principal amount of the notes, plus accrued interest from the original issue date of the notes, if any. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

              The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional notes.

	Per Note		Without Option	With Option
Public offering price		%	$	$
Underwriting discount		%	$	$
Proceeds, before expenses, to us		%	$	$

              The total expenses of the offering, not including the underwriting discount, are estimated at $                and are payable by us. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $                and the underwriters have agreed to reimburse us for certain of our expenses. J. Wood Capital Advisors LLC is acting as our financial advisor for this transaction, for which we will pay an advisory fee.

New Issue of Notes

              The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Nasdaq Global Market Listing

              Our common stock is listed on The Nasdaq Global Market under the symbol "OMER."

              The transfer agent and registrar for our common stock is Computershare Inc.

No Sales of Similar Securities

              Pursuant to certain "lock-up" agreements, we and our executive officers and directors, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or engage in any short selling of, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of BofA Securities, Inc., for a period of 60 days after the date of the underwriting agreement.

              This lock-up provision applies to common stock and to securities convertible into or exercisable or exchangeable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions to the lock-up for executive officers and directors are for: (a) the transfer of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (i) as a bona fide gift to any member of the immediate family of the executive officer or director or to a trust formed for the benefit of an immediate family member, (ii) by will or intestate succession, or (iii) as a bona fide gift to a charity, non-profit organization or educational institution; (b) the exercise of options or warrants to purchase our common stock (including exercise on a "cashless" basis to the extent permitted by the instruments representing such options or warrants); (c) the establishment or modification of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; (d) a transfer or sale of any shares pursuant to an existing Rule 10b5-1 plan; and (e) the pledge, transfer or sale of any shares of common stock or other securities pursuant to certain existing loan or security agreements between the executive officer or director (or a member of their immediate family) and a bank or other financial institution; each of which is subject to certain conditions set forth in the lock-up agreements with the executive officers and directors. The exceptions to the lock-up for us are: (1) our sale of the notes in this offering; (2) our issuance of stock options pursuant to existing option plans; (3) our issuance of common stock upon the exercise of options or warrants to purchase our common stock currently outstanding; (4) our issuance of common stock upon conversion of the 2023 convertible notes; (5) our issuance of common stock in the concurrent offering; (6) our entry into, or the exercise of rights under or termination of, the capped call transactions; and (7) any issuance of common stock upon conversion of the notes. In addition, under the lock-up, we are permitted to enter into an agreement to sell shares of common stock in an "at the market offering" as defined in Rule 415(a)(4) under the Securities Act and to make related filings with the SEC, provided that we do not sell shares of common stock under the agreement during the lock-up period.

              Notwithstanding the above, this lock-up provision will not apply to us with respect to, among other things, transfers or sales of shares of common stock pursuant to the capped call transactions that we expect to execute concurrently with the pricing of the notes.

Price Stabilization, Short Positions

              In connection with the offering, the underwriters may purchase and sell the notes or shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of notes than it is required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional notes described above. The underwriters may close out any covered short position by either exercising their option to purchase additional notes or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes or shares of our common stock made by the underwriters in the open market to peg, fix or maintain the price of the notes or our common stock prior to the completion of the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes or our common stock. In addition, neither we nor any of the underwriters make any representation that they will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Capped Call Transactions

              In connection with the pricing of the notes, we expect to enter into capped call transactions with the option counterparties, which may include any of the underwriters or their respective affiliates, concurrently with the pricing of the notes. The capped call transactions are expected to reduce the potential dilution with respect to our common stock or, at our election (subject to certain conditions), offset any cash payments we will be required to make in excess of the principal amount, upon any conversion of the notes, with such reduction or offset subject to a cap. If the underwriters exercise their option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties.

              We have been informed that in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their affiliates expect to purchase shares of our common stock and/or enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

              In addition, the option counterparties and/or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date of the capped call transactions, which are expected to occur during the 50 trading day period beginning on the 51st scheduled trading day prior to the maturity date of the notes, or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or conversion of the notes if we make the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that you will receive upon conversion of the notes. For a discussion of the potential impact of market or other activity by the option counterparties and/or their affiliates in connection with the capped call transactions, see "Risk Factors—Risks Related to the Notes and this Offering—The capped call transactions may affect the value of the notes and our common stock."

Electronic Distribution

              In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

              Some of the underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters or their respective affiliates may enter into the capped call transactions with us and will receive a portion of the net proceeds from this offering applied to those transactions. In addition, BofA Securities, Inc. and J.P. Morgan Securities LLC also are acting as underwriters in the concurrent offering of our common stock, for which they will receive customary discounts and commissions if the concurrent offering is consummated.

              In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area and the United Kingdom

              The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA") or in the United Kingdom ("UK"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation. This prospectus has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

              References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

              The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

              This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended ("FSMA")) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

              The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

              Neither this document nor any other offering or marketing material relating to the offering, the Company, the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

              No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

              Any offer in Australia of the notes may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

              The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

              Further, any shares of our common stock issued on conversion of the notes must not be offered for sale in Australia in the period of 12 months after the date of issue of those shares except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes or shares of our common stock must observe such Australian on-sale restrictions.

              This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

              The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

              The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

              This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the "SFA")) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the

SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

              Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law; or

  (d)
  as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

              The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

              Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

              Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

              Certain matters with respect to the securities offered hereby will be passed upon by Covington & Burling LLP, Washington, D.C. In addition, Keller Rohrback L.L.P., Seattle, Washington, will be opining on certain matters of Washington law in connection with this offering, and certain other legal matters in connection with this offering will be passed upon by Peter B. Cancelmo, Vice President, General Counsel and Secretary of Omeros, and Tina Quinton, Vice President, Patents of Omeros. As of August 10, 2020, Mr. Cancelmo held 200 shares of our common stock and Mr. Cancelmo and Ms. Quinton held options under our equity incentive plans to purchase up to 90,000 and 164,866 shares of our common stock, respectively, and each was eligible to receive additional equity awards under our 2017 Omnibus Incentive Compensation Plan. Latham & Watkins LLP is counsel to the underwriters in connection with this offering.

EXPERTS

              Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Omeros' internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

              We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.omeros.com under the "Investors & News—Financial Information—SEC Filings" caption to the SEC's EDGAR Database. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

              We have filed with the SEC a registration statement under the Securities Act relating to the notes in this offering. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. The registration statement and the documents referred to below under "Incorporation of Documents by Reference" are also available on our website, www.omeros.com. We have not incorporated by reference into this prospectus supplement the information on, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

              The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents that we have previously filed with the SEC (File No. 001-34475) are incorporated by reference herein:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 11, 2020 and August 10, 2020, respectively; and

  •
  our Current Reports on Form 8-K filed with the SEC on February 11, 2020 and June 11, 2020 (excluding all information furnished in such reports under Item 7.01 or Item 9.01).

              All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the time of the filing of such reports and documents.

              This prospectus supplement and the accompanying prospectus as further supplemented may contain information that updates, modifies or is contrary to information herein or in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. Neither we, nor the underwriters take any responsibility for, and can provide no assurances as to the reliability of, any information that others may give. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement, the date of the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, respectively.

              We will provide without charge to each person to whom this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement and accompanying prospectus, but not delivered with the prospectus supplement and accompanying prospectus. We will not provide exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement or accompanying prospectus incorporates. You should direct written requests to: Omeros Corporation, Attn: Legal Department, 201 Elliott Avenue West, Seattle, Washington 98119, or you may call us at (206) 676-5000.

PROSPECTUS

        By this prospectus, Omeros Corporation may from time to time offer and sell:

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Units

        From time to time, we may offer and sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and specific terms of the offering, including the amount, price and terms of the applicable offered securities. You should carefully read this prospectus, the information incorporated by reference in this prospectus, the prospectus supplement, including any information incorporated by reference in such prospectus supplement, and any free writing prospectus before you purchase any of the securities offered hereby.

        These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers or agents or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any options held by them to purchase additional securities will be described in the applicable prospectus supplement. See "Plan of Distribution."

        Our common stock is listed on The Nasdaq Global Market under the symbol "OMER." On December 3, 2019, the closing price of our common stock was $14.37 per share.

        Investing in our securities involves significant risks. Before buying our securities, you should carefully consider the risks described under the caption "Risk Factors" beginning on page 3 of this prospectus, in the documents incorporated by reference into this prospectus, and in the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the "SEC") using an automatic shelf registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings.

        This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. The prospectus supplement may also add, update or change the information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under "Where You Can Find More Information."

        This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Those exhibits may be filed with the registration statement or may be incorporated by reference to earlier SEC filings listed in the registration statement or in subsequent filings that we may make under the Securities Exchange Act of 1934 (the "Exchange Act").

        We have not authorized anyone else to provide you with information that is different or in addition to that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. We do not take any responsibility for, and can provide no assurance to the reliability of, any information that others may give. We are not making an offer to sell or soliciting an offer to buy our securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus, any prospectus supplement and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

        Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms "Omeros," "we," "us," and "our" refer to Omeros Corporation, a Washington corporation, and its subsidiaries on a consolidated basis.

 FORWARD-LOOKING STATEMENTS

        This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act"), and Section 21E of the Exchange Act, which are subject to the "safe harbor" created by those sections for such statements. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. All statements other than statements of historical fact are "forward-looking statements." Terms such as "anticipate," "believe," "could," "estimate," "expect," "goal," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would," and similar expressions and variations thereof are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled "Prospectus Summary" and "Risk Factors," and include statements regarding the intent, belief or current expectations of us and our management that are subject to known and unknown risks, uncertainties and assumptions. Examples of forward-looking statements include, but are not limited to, statements regarding:

  •
  our expectations related to obtaining permanent separate or similar reimbursement for OMIDRIA® (phenylephrine and ketorolac intraocular solution) 1%/0.3% from the Centers for Medicare & Medicaid Services for periods after September 30, 2020, and our expectations regarding reimbursement coverage for OMIDRIA by commercial and government payers;

  •
  our estimates regarding how long our existing cash, cash equivalents, short-term investments and revenues will be sufficient to fund our anticipated operating expenses, capital expenditures and debt service obligations;

  •
  our expectations relating to demand for OMIDRIA from wholesalers, ambulatory surgery centers and hospitals, and our expectations regarding OMIDRIA product sales;

  •
  our plans for the marketing and distribution of OMIDRIA and our estimates of OMIDRIA chargebacks and rebates, distribution fees and product returns;

  •
  our expectations regarding the clinical, therapeutic and competitive benefits and importance of OMIDRIA and our product candidates;

  •
  our ability to design, initiate and/or successfully complete clinical trials and other studies for our products and product candidates and our plans and expectations regarding our ongoing or planned clinical trials, including for our lead MASP-2 inhibitor, narsoplimab (also referred to as OMS721), and for our other investigational candidates, including OMS527 and OMS906;

  •
  with respect to our narsoplimab clinical programs, our expectations regarding: whether enrollment in any or all ongoing and planned Phase 3 and Phase 2 clinical trials will proceed as expected; whether we can capitalize on the financial and regulatory incentives provided by orphan drug designations granted by the U.S. Food and Drug Administration (the "FDA"), the European Commission or the European Medicines Agency (the "EMA"); and whether we can capitalize on the regulatory incentives provided by fast-track and/or breakthrough therapy designations granted by the FDA;

  •
  our expectations regarding clinical plans and anticipated or potential paths to regulatory approval of narsoplimab by the FDA and/or the EMA in hematopoietic stem cell transplant-associated thrombotic microangiopathy ("HSCT-TMA"), Immunoglobulin A ("IgA") nephropathy, and atypical hemolytic uremic syndrome ("aHUS");

  •
  whether and when a Biologics License Application may be filed with the FDA for narsoplimab in any indication and whether the FDA will grant approval for narsoplimab in any indication, and whether any such approval will be accelerated or regular (full) approval;

  •
  whether and when a marketing authorization application may be filed with the EMA for narsoplimab in any indication and whether the EMA will grant approval for narsoplimab in any indication;

  •
  our plans for the commercial launch of narsoplimab following any regulatory approval and our estimates and expectations regarding coverage and reimbursement for any approved products;

  •
  our expectation that we will rely on contract manufacturers to manufacture OMIDRIA for commercial sale and to manufacture our product candidates for purposes of clinical supply and in anticipation of potential commercialization;

  •
  our ability to raise additional capital through the capital markets or through one or more corporate partnerships, equity offerings, debt financings, collaborations, licensing arrangements or asset sales;

  •
  our expectations about the commercial competition that OMIDRIA and our product candidates, if commercialized, face or may face;

  •
  the expected course and costs of existing claims, legal proceedings and administrative actions, our involvement in potential claims, legal proceedings and administrative actions, and the merits, potential outcomes and effects of both existing and potential claims, legal proceedings and administrative actions, as well as regulatory determinations, on our business, prospects, financial condition and results of operations;

  •
  the extent of protection that our patents provide and that our pending patent applications will provide, if patents are issued from such applications, for our technologies, programs, products and product candidates;

  •
  the factors on which we base our estimates for accounting purposes and our expectations regarding the effect of changes in accounting guidance or standards on our operating results; and

  •
  our expected financial position, performance, revenues, growth, costs and expenses, magnitude of net losses and the availability of resources.

        Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks, uncertainties and other factors described in our filings with the SEC that are incorporated herein by reference. Given these risks, uncertainties and other factors, actual results or anticipated developments may not be realized or, even if substantially realized, may not have the expected consequences to or effects on our company, business or operations. Accordingly, you should not place undue reliance on these forward-looking statements, which represent our estimates and assumptions only as of the date they are made. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results may materially differ from those projected in the forward-looking statements. Except as required by applicable law, we assume no obligation to update or revise any forward-looking statements contained in this prospectus, the accompanying prospectus supplement or any information incorporated by reference herein or therein, whether as a result of any new information, future events or otherwise.

ABOUT OMEROS

Company Overview

        We are a commercial-stage biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics for large-market as well as orphan indications targeting inflammation, complement-mediated diseases, disorders of the central nervous system and immune-related diseases, including cancers.

        Our drug product OMIDRIA® is marketed in the United States for use during cataract surgery or intraocular lens replacement to maintain pupil size by preventing intraoperative miosis (pupil constriction) and to reduce postoperative pain. In our pipeline we have multiple Phase 3 and Phase 2 clinical-stage development programs focused on complement-mediated disorders, including HSCT-TMA, IgA nephropathy and aHUS, and substance abuse. In addition, we have a diverse group of preclinical programs, including GPR174, a novel target in immuno-oncology that modulates a new cancer immunity axis recently discovered by us. Small-molecule inhibitors of GPR174 are part of our proprietary G protein-coupled receptor ("GPCR") platform through which we control 54 new GPCR drug targets and their corresponding compounds. We also exclusively possess a novel antibody-generating platform. For OMIDRIA and each of our product candidates and our programs, we have retained control of all commercial rights.

Recent Events

Clinical Findings in Pivotal Trial of HSCT-TMA Patients Treated with Narsoplimab

        On December 4, 2019, we announced positive data in our pivotal clinical trial of our investigational complement inhibitor narsoplimab in the treatment of HSCT-TMA, a frequently lethal complication of HSCT. These preliminary data were recently provided to FDA as part of our ongoing interactions with the agency regarding our rolling BLA submission. The single-arm, open-label trial included safety and efficacy endpoints that were established following discussions with FDA. These endpoints were assessed for (i) all patients who received at least one dose of narsoplimab and (ii) patients who received at least four weeks of narsoplimab dosing.

        The primary efficacy endpoint in the trial was the proportion of patients who achieved designated "responder" status based on improvement in HSCT-TMA laboratory markers and clinical status. The primary laboratory markers that were evaluated were platelet count and lactate dehydrogenase ("LDH") levels, while improvement in clinical status was evaluated based on organ function and transfusions. Patients who did not fully meet these criteria were considered "non-responders." Among patients who received at least one dose of narsoplimab, 56% achieved responder status, while 68% of patients who received the protocol-specified narsoplimab treatment of at least four weeks of dosing achieved responder status.

        Secondary endpoints in the trial were survival rates and change from baseline in HSCT-TMA laboratory markers. Among the responder population, 93% of patients survived for at least 100 days following HSCT-TMA diagnosis, while 81% of patients who received treatment for at least four weeks and 65% of the total treated population achieved this benchmark. Results also included statistically significant improvements in platelet count, LDH and haptoglobin (p < 0.01 for all treated patients, p ≤ 0.002 for patients who received treatment for at least four weeks and p < 0.001 for responders). In addition, hemoglobin increased in all groups and reached statistical significance (p = 0.041) in responders. Creatinine also improved in all patient groups, but did not reach statistical significance, we believe due to the use of nephrotoxic agents in trial patients.

        The treated population had multiple high-risk features that portend a poor outcome, including the persistence of HSCT-TMA despite modification of immunosuppression (which was a criterion for entry into the trial), graft-versus-host disease, significant infections, non-infectious pulmonary complications and neurological findings. Patients in the trial had a high expected mortality rate, with 93% of them having multiple risk factors. No signal of any serious safety risk was observed with narsoplimab in the trial. The most common adverse events observed in the trial were nausea, vomiting, diarrhea, hypokalemia, neutropenia and fever, which are all common in stem-cell transplant patients. 21% of patients died during the trial due to causes common in stem cell transplant, with no additional patients discontinuing for adverse events. The data from the patients who died were not excluded from any analyses.

        Enrollment of patients in this trial has completed. The details of the endpoints, including the response criteria agreed with FDA, and the number of patients in the trial remain confidential for competitive business reasons.

Preclinical Findings on GPR 174

        On November 19, 2019, we announced new findings on GPR174, our preclinical program targeting immuno-oncology. Our studies in mouse models of melanoma and colon carcinoma found that GPR174-deficiency resulted in significantly reduced tumor growth and improved survival of the animals (p=0.006 in melanoma; p=0.03 in colon cancer) versus normal mice. We have presented these findings at the American Association for Cancer Research Conference on Tumor Immunology and Immunotherapy.

Contract Arbitration

        On December 3, 2019, we received a demand for arbitration from a former manufacturer in connection with a contract dispute relating to failed or cancelled batches of OMS721 under a 2011 development and manufacturing agreement. The former manufacturer claims it is owed approximately $6.76 million for manufacturing milestones, raw materials and cancellation fees under the agreement, plus interest and legal fees. We dispute that these amounts are owed and intend to seek return of approximately $2.95 million in prior payments to the manufacturer. This dispute does not affect clinical or commercial supplies of narsoplimab or any of our products or other product candidates, which are currently produced by other contract manufacturers.

Corporate Information

        We were incorporated in the State of Washington in 1994. Our principal executive offices are located at 201 Elliott Avenue West, Seattle, Washington 98119, and our telephone number is (206) 676-5000.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) 13(c), 14 or 15(d) of the Exchange Act can also be accessed free of charge on our website at www.omeros.com under "Investors and News—Financial Information—SEC Filings." These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

        We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement from the SEC's website at the address listed above. The registration statement and the documents referred to below under "Incorporation by Reference" are also available on our website, www.omeros.com. We have not incorporated by reference into this prospectus the information on, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents that we have previously filed with the SEC (File No. 001-34475) are incorporated by reference herein:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 1, 2019;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019 filed with the SEC on May 9, 2019, August 8, 2019 and November 12, 2019, respectively;

  •
  our Current Reports on Form 8-K filed with the SEC on February 12, 2019, June 11, 2019, July 31, 2019 and August 8, 2019 (filed under Items 1.01, 2.03 and 9.01); and

  •
  the description of our common stock contained in Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 16, 2017.

        All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion of the sales of the securities offered hereby but excluding any information furnished to, rather than filed with, the SEC (unless expressly incorporated by reference herein), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

        This prospectus, as supplemented, may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus, the accompanying prospectus supplement or any free writing prospectus that we have prepared that relates to a particular offering. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Omeros Corporation, Attn: Legal Department, 201 Elliott Avenue West, Seattle, Washington 98119, or you may call us at (206) 676-5000.

RISK FACTORS

        An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should consider carefully the risks described under the heading "Risk Factors" in the applicable prospectus supplement and in any of our filings with the SEC that are incorporated by reference therein.

USE OF PROCEEDS

        Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities offered under this prospectus for general corporate purposes, including expenses related to funding research and development expenses for our narsoplimab programs and clinical trials, pre-clinical studies, manufacturing and other costs associated with advancing our product candidates toward Marketing Authorization Application, Biologic License Application and New Drug Application submissions. We may also use the net proceeds for working capital, the repayment of debt obligations, acquisitions or investments in businesses, products or technologies that are complementary to our own, and other capital expenditures. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the use of such proceeds, we intend to invest the net proceeds in short-term, investment grade, interest-bearing instruments.

 DESCRIPTION OF COMMON STOCK

        We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, common stock, par value $0.01 per share, as set forth in the applicable prospectus supplement. The following summary of our common stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), Amended and Restated Bylaws (the "Bylaws"), and applicable provisions of the Washington Business Corporation Act (the "WBCA"). Therefore, you should carefully consider the actual provisions of our Articles of Incorporation and Bylaws as well as relevant portions of the WBCA.

Authorized and Outstanding Shares

        Our authorized capital stock consists of (i) 150,000,000 shares of common stock, par value $0.01 per share, and (ii) 20,000,000 shares of preferred stock, par value $0.01 per share. As of September 30, 2019, 49,525,474 shares of common stock were outstanding and no shares of preferred stock were outstanding. All outstanding shares of common stock are fully paid and nonassessable.

Dividend Rights

        Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor.

Voting Rights and Cumulative Voting

        The holders of our common stock are entitled to one vote per share on all matters to be voted on by the shareholders. Our Articles of Incorporation provide that shareholders are not entitled to cumulate votes in the election of directors.

Preemptive Rights; Redemption or Sinking Fund

        Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Liquidation Rights

        If we liquidate, dissolve or wind up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Listing; Transfer Agent and Registrar

        Our common stock is listed on The Nasdaq Global Market under the symbol "OMER." The transfer agent and registrar for our common stock is Computershare Inc. Its address is P.O. Box 505000, Louisville, Kentucky 40233-5000 and its telephone number is 1-866-282-4938.

Warrants

        As of September 30, 2019, we had outstanding warrants to purchase an aggregate of 243,115 shares of our common stock. The warrants have a weighted average exercise price of approximately $20.68 per share and will expire in the second quarter of 2023.

Anti-Takeover Effects of Washington Law and our Articles of Incorporation and Bylaws

        Certain provisions of Washington law, our Articles of Incorporation and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Washington Anti-Takeover Statute

        Chapter 23B.19 of the Washington Business Corporation Act, with limited exceptions, prohibits a "target corporation" from engaging in specified "significant business transactions" for a period of five years after the share acquisition by an "acquiring person", unless (a) the significant business transaction or the acquiring person's purchase of shares was approved by a majority of the members of the target corporation's board of directors prior to the acquiring person's share acquisition or (b) the significant business transaction was both approved by the majority of the members of the target corporation's board and authorized at a shareholder meeting by at least two-thirds of the outstanding voting shares (excluding the acquiring person's shares or shares over which the acquiring person has voting control) at or subsequent to the acquiring person's share acquisition. An "acquiring person" is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation. "Significant business transactions" include, among other transactions:

  •
  mergers, share exchanges or consolidations with, dispositions of assets to, or issuances of stock to or redemptions of stock from, the acquiring person;

  •
  termination of 5% or more of the employees of the target corporation employed in Washington over a five-year period as a result of the acquiring person's acquisition of 10% or more of the shares;

  •
  allowing the acquiring person to receive any disproportionate benefit as a shareholder; and

  •
  liquidating or dissolving the target corporation.

        After the five-year period, "significant business transactions" are permitted, as long as they comply with the "fair price" provisions of the statute or are approved by a majority of the outstanding shares other than those of which the acquiring person has beneficial ownership. A corporation may not "opt out" of this statute. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Amendment of Bylaws

        Our Articles of Incorporation and Bylaws provide that shareholders can amend or repeal our bylaws only upon the affirmative vote of the holders of our voting stock.

Undesignated Preferred Stock

        As discussed below, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of control. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.

Limits on Ability of Shareholders to Act by Written Consent or Call a Special Meeting

        Washington law limits the ability of shareholders of public companies from acting by written consent by requiring unanimous written consent for a shareholder action to be effective. This limit on the ability of our shareholders to act by less than unanimous written consent may lengthen the amount of time required to take shareholder actions. As a result, a holder controlling a majority of our capital stock who is unable to obtain unanimous written consent from all of our shareholders would not be able to amend our Bylaws or remove directors without holding a shareholders meeting.

        In addition, our Articles of Incorporation provide that, unless otherwise required by law, special meetings of the shareholders may be called only by the chairman of the board, the chief executive officer, the president, or the board of directors acting pursuant to a resolution adopted by a majority of the board members. A shareholder may not call a special meeting, which may delay the ability of our shareholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Shareholder Nominations and Proposals

        Our Bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. The Bylaws do not give the board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the shareholders. However, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror's own slate of directors or otherwise attempting to obtain control of us.

Board Vacancies Filled Only by Directors Then in Office

        Only our board of directors may determine the number of directors on our board and fix such number by resolution from time to time. Our Articles of Incorporation provide that vacancies and newly created seats on our board of directors may only be filled by the majority vote of the remaining members of our board of directors. The inability of our shareholders to determine the number of directors or to fill vacancies or newly created seats on our board of directors makes it more difficult to change the composition of our board of directors, but these provisions may promote a continuity of existing management.

Directors May be Removed Only for Cause

        Our directors may be removed only for cause by the affirmative vote of the holders of our voting stock at a meeting of shareholders called for such purpose.

Board Classification

        Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, with one class being elected each year by our shareholders. This system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for shareholders to replace a majority of the directors.

No Cumulative Voting

        Our Articles of Incorporation provide that shareholders are not entitled to cumulate votes in the election of directors.

DESCRIPTION OF PREFERRED STOCK

        We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, preferred stock, par value $0.01 per share, as set forth in the applicable prospectus supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our Articles of Incorporation, Bylaws and applicable provisions of the WBCA. Therefore, you should carefully consider the actual provisions of our Articles of Incorporation and Bylaws as well as relevant portions of the WBCA.

General

        Under the terms of our Articles of Incorporation, our board of directors is authorized, from time to time and without further shareholder action, to issue of up to 20,000,000 shares of preferred stock in one or more series, and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions applicable to the preferred stock. As of the date of this prospectus, no shares of preferred stock were outstanding and our board of directors has made no provision for the issuance of any series of preferred stock.

        The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by Articles of Amendment to the Articles of Incorporation relating to that series and will be described in the applicable prospectus supplement. Our board of directors has the discretion to fix the number of shares of any such series and the designation thereof, and to fix and amend the powers, preferences and rights, and the limitations or restrictions granted to or imposed upon any wholly unissued series of preferred stock, including the voting rights, dividend rights, dividend rate, conversion rights, rights and terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences of any such series. Our board of directors has authority to decrease the number of shares of any series of preferred stock that is outstanding, but not below the number of shares of any such series then outstanding. In addition, any such reduction is subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Articles of Incorporation or the board resolution originally fixing the number of shares of such series.

        The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights, preferences and privileges attached to that series of preferred stock. The effects of issuing preferred stock could include one or more of the following:

  •
  restricting dividends on the common stock;

  •
  diluting the voting power of the common stock;

  •
  impairing the liquidation rights of the common stock; or

  •
  delaying or preventing changes in control or management.

        The applicable prospectus supplement will specify the terms of the series of preferred stock being offered, including the following:

  •
  the number of shares of preferred stock being offered;

  •
  the designation of the series of preferred stock;

  •
  the per share purchase price of the preferred stock;

  •
  the dividend rate or method of determining the dividend rate, if any, including whether the dividend rate is fixed or variable;

  •
  the date or dates on which dividends will accrue and the dividend payment dates;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will accrue;

  •
  the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, the time period for redemption, and any accumulated dividends or premiums;

  •
  the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

  •
  any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

  •
  the terms and conditions, if any, for conversion or exchange of preferred stock for any other class or classes of our securities, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

  •
  the voting rights of the preferred stock;

  •
  any exchange on which the preferred stock will be listed;

  •
  any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions; and

  •
  the material United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

        We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up, rank (i) senior to our common stock and to any series of preferred stock which specifically provides that it will rank junior to the preferred stock being offered, (ii) junior to any series of preferred stock which specifically provides that it will rank senior to the preferred stock being offered and (iii) on parity with any other series of preferred stock.

        The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock.

Dividend Rights

        Holders of preferred stock will have the dividend rights set forth in the applicable prospectus supplement. Dividends on any series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. Any restriction on the repurchase or redemption of shares of preferred stock while dividends on such shares are in arrears shall be set forth in the applicable prospectus supplement.

Transfer Agent and Registrar

        We will appoint a transfer agent and registrar for the preferred stock that will be set forth in the applicable prospectus supplement.

Certain Anti-Takeover Matters

        Refer to "Description of Common Stock—Anti-Takeover Effects of Washington Law and our Articles of Incorporation and Bylaws" for a discussion of provisions of the WBCA and our Articles of Incorporation and Bylaws that may have the effect of delaying, deferring or preventing a change of control.

 DESCRIPTION OF DEBT SECURITIES

        We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidences of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities that we may offer from time to time.

        The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. Therefore, you should carefully consider the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. In this description of the debt securities, the words "Omeros Corporation," "we," "us" or "our" refer only to Omeros Corporation and not to our subsidiary, unless we otherwise expressly state or the context otherwise requires.

General

        Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

        We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

        The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, including:

  •
  the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

  •
  the offering price;

  •
  the person who shall be entitled to receive interest, if other than the record holder on the record date;

  •
  the maturity date or dates;

  •
  the interest rate or rates, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates;

  •
  the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

  •
  the place or places where payments of principal and interest may be made;

  •
  any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

  •
  if issued other than in denominations of $1,000 or any multiple of $1,000, the denominations in which the debt securities shall be issuable;

  •
  if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

  •
  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable, whether we or a holder may elect payment to be made in a different currency and the designation of the original currency determination agent;

  •
  the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

  •
  if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

  •
  if applicable, whether the debt securities shall be subject to the defeasance provisions described below under "Satisfaction and Discharge; Defeasance" or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

  •
  any conversion or exchange provisions;

  •
  whether the debt securities will be issuable in the form of a global security;

  •
  any subordination provisions applicable to the subordinated debt securities if different from those described below under "Subordinated Debt Securities";

  •
  any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

  •
  any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

  •
  any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

  •
  any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

  •
  any other specific terms of such debt securities.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.

        Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

        Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

        We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any partial redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        Initially, we will appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Conversion or Exchange

        If any debt securities being offered are convertible into or exchangeable for our common stock or other securities, the relevant prospectus supplement will set forth the terms of conversion or exchange. Those terms will include whether conversion or exchange is mandatory, at the option of the holder or at our option, and the number of shares of common stock or other securities, or the method of determining the number of shares of common stock or other securities, to be received by the holder upon conversion or exchange. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

Global Securities

        The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

  •
  be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

  •
  be deposited with the depositary or nominee or custodian; and

  •
  bear any required legends.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

  •
  an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or

  •
  any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

  •
  entitled to have the debt securities registered in their names;

  •
  entitled to physical delivery of certificated debt securities; or

  •
  considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

        Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agents

        Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

        We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

  •
  10 business days prior to the date the money would be turned over to the applicable state; or

  •
  at the end of two years after such payment was due, will be repaid to us thereafter. The holder may look only to us for such payment.

No Protection in the Event of a Change of Control

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any entity, unless:

  •
  the successor entity, if any, is a corporation, limited liability company, partnership, trust or other business entity existing under the laws of the United States, any State within the United States or the District of Columbia;

  •
  the successor entity assumes our obligations on the debt securities and under the applicable indenture;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  certain other conditions specified in the indenture are met.

Events of Default

        Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the following will be events of default for any series of debt securities under the indentures:

  (1)
  we fail to pay any interest on any debt security of that series when it becomes due and we subsequently fail to pay such interest for 30 days;

  (2)
  we fail to pay principal of or any premium on any debt security of that series when due;

  (3)
  we fail to deposit any sinking fund payment when due;

  (4)
  we fail to perform any other covenant in the applicable indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

  (5)
  certain events including our bankruptcy, insolvency or reorganization.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

        The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

        Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

        If an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable without any declaration or other action on the part of the trustee or any holder. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under "Subordinated Debt Securities."

        After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

        Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

  (1)
  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  (2)
  the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

  (3)
  the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

        Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in clauses (1) through (3) above.

        We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

        Unless we indicate otherwise in a prospectus supplement, we and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

        We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

  •
  providing for our successor to assume the covenants under the indenture;

  •
  adding covenants or events of default;

  •
  making certain changes to facilitate the issuance of the securities;

  •
  securing the securities, including provisions relating to the release or substitution of collateral;

  •
  providing for guaranties of, or additional obligors on, the securities;

  •
  providing for a successor trustee or additional trustees;

  •
  curing any ambiguities or inconsistencies;

  •
  permitting or facilitating the defeasance and discharge of the securities; and

  •
  other changes specified in the indenture.

        However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

  •
  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

  •
  change the place of payment or the currency in which any debt security is payable;

  •
  impair the right to enforce any payment after the stated maturity or redemption date;

  •
  if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

  •
  adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

  •
  change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all of the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

        Each indenture contains a provision that permits us to elect either or both of the following:

  •
  We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

  •
  We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

        To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

        "Foreign government obligations" means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

  •
  direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof;

  •
  obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof; or

  •
  any depository receipt issued by a bank as custodian with respect to any obligation specified in the first two bullet points and held by such bank for the account of the holder of such deposit any receipt, or with respect to any such obligation which is so specified and held.

Notices

        Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Shareholders

        No incorporator, shareholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

        The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

        The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

        The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

Subordinated Debt Securities

        The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

        The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, of all senior debt, including any senior debt securities, in cash or other payment satisfactory to the holders of senior debt.

        Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

        In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

        In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

        We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

        Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

  •
  a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

  •
  a nonpayment default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture, which we refer to as a non-payment default.

        We may and shall resume payments on the subordinated debt securities:

  •
  in case of a payment default, when the default is cured or waived or ceases to exist; and

  •
  in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

        No new payment blockage period may start on the basis of a nonpayment default unless at least 365 days have elapsed from the initial effectiveness of the immediately prior payment blockage notice.

No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

        As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

        The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under "Satisfaction and Discharge; Defeasance," if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

        If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

        Senior debt securities will constitute senior debt under the subordinated indenture.

        Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

        "Designated senior debt" means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

        "Indebtedness" means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

  •
  our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

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  all of our obligations for borrowed money;

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  all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

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  our obligations:

  •
  as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

  •
  as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

  •
  all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

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  all of our obligations with respect to letters of credit, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

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  all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

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  all obligations of the type referred to in the above clauses of another person and all dividends of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

  •
  renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

        "Senior debt" means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, on, and all fees and other amounts payable in connection with, our indebtedness. Senior debt shall not include:

  •
  any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or "junior" to the subordinated debt securities; or

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  debt to any of our subsidiaries.

        "Subsidiary" means an entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, "voting stock" means stock or other similar interests to us which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

 DESCRIPTION OF DEPOSITARY SHARES

        We may elect to offer fractional interests in shares of preferred stock, in which case we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and preferred stock, as well as the form of the deposit agreement, our Articles of Incorporation and the Articles of Amendment relating to the applicable series of preferred stock that are, or will be, filed with the SEC. Therefore, you should carefully consider the actual provisions of these documents.

General

        Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issue.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends and Other Distributions

        The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

        Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

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  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

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  the initial deposit of the preferred stock;

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  the initial issuance of the depositary shares;

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  any redemption of the preferred stock; and

  •
  all withdrawals of preferred stock by owners of depositary shares.

        Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

  •
  refuse to transfer depositary shares;

  •
  withhold dividends and distributions; and

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  sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

        Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations will be limited to the performance in good faith of our or the depositary's respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

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  written advice of counsel or accountants;

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  information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

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  documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock, preferred stock, debt securities or any combination thereof. Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement, the terms of which will be described in the applicable prospectus supplement. The following summary of the terms of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the warrants as well as the form of warrant agreement and the terms of the applicable underlying securities. Therefore, you should carefully consider the actual provisions of these documents.

        The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

  •
  the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

  •
  the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

  •
  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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  the date(s) on which the right to exercise the warrants will commence and the date(s) on which the right will expire;

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  United States federal income tax consequences applicable to the warrants;

  •
  provision for changes to or adjustments in the exercise price;

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  the terms of any anti-dilution or other adjustment provisions;

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  the terms of any mandatory or optional call provisions;

  •
  if applicable, the date on and after which the warrants and the common stock, preferred stock or debt securities underlying the warrants will be separately transferable;

  •
  information with respect to book entry procedures;

  •
  the identity of the warrant agent; and

  •
  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of equity warrants will not be entitled to:

  •
  vote, consent or receive dividends;

  •
  receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

  •
  exercise any rights as shareholders of Omeros Corporation.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or premium, if any, or interest on the debt securities purchasable upon exercise.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

        We may issue subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        The prospectus supplement relating to any offering of subscription rights will include specific terms relating to the offering, including:

  •
  the price, if any, for the subscription rights;

  •
  the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

  •
  the number of subscription rights to be offered to each shareholder;

  •
  the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

  •
  the extent to which the subscription rights are transferable;

  •
  any other terms of the subscription rights, including the procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  the dates on which the right to exercise the subscription rights shall commence and expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement that we may enter into in connection with the offering of subscription rights.

        The preceding summary of the terms of the subscription rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the subscription rights being offered, as well as any applicable subscription rights certificate and the terms of the securities to which the subscription rights relate. Therefore, you should carefully consider the actual provisions of the subscription right, and subscription agreement and the applicable securities.

 DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent, which may provide that the securities included in the unit may not be held or transferred separately, at any time or times before a specified date or upon the occurrence of a specified event or occurrence.

        The applicable prospectus supplement will describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

  •
  a description of the terms of any unit agreement governing the units;

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units;

  •
  a discussion of material federal income tax considerations, if applicable; and

  •
  whether the units if issued as a separate security will be issued in fully registered or global form.

        The preceding summary of the terms of the units does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the units being offered, as well as any applicable unit agreement and the terms of the applicable classes of securities comprising the unit. Therefore, you should carefully consider the actual provisions of the unit, any unit agreement and the applicable securities.

 PLAN OF DISTRIBUTION

        We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to the prevailing market price; or

  •
  negotiated prices.

        Each time that we sell securities pursuant to this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any underwriting discounts, concessions, commissions or agency fees and other items constituting underwriters', dealers' or agents' compensation;

  •
  any delayed delivery arrangements; and

  •
  estimated offering expenses.

        We may grant to the underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any option to purchase additional securities will be set forth in the prospectus supplement for those securities.

        We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.

        We may issue to our existing security holders, through a dividend or similar distribution, subscription rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of subscription rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of subscription rights, including, if applicable, the material terms of any standby underwriting or purchase arrangement.

Sale Through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the underwriters and the terms of the transaction, including any underwriting discounts or commissions.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction, including any discounts or commissions received.

Direct Sales and Sales Through Agents

        We may sell the securities offered through this prospectus directly. In this case, no underwriters, dealers or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

        If the prospectus supplement indicates, we may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

        Unless the applicable prospectus supplement states otherwise, all preferred stock, debt securities, depositary shares, warrants, subscription rights and units will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on The Nasdaq Global Market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or retarding a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        Stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of the securities in the open market may be higher than it would otherwise be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

        We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

        We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system, which we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of "basis points" above an index treasury note.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

        The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

        In compliance with guidelines of the Financial Industry Regulatory Authority, Inc. ("FINRA"), and unless otherwise disclosed in the applicable prospectus supplement, we do not intend for the maximum consideration or discount to be received by any FINRA member or independent broker dealer to exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

        Underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive customary compensation.

 LEGAL MATTERS

        The legality of any offered securities will be passed upon for us by Covington & Burling LLP, Washington, D.C., and Keller Rohrback L.L.P., Seattle, Washington. Counsel for any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

        Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of Omeros' internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$200,000,000

        % Convertible Senior Notes due 2026

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities

J.P. Morgan

Financial Advisor to Omeros Corporation

J. Wood Capital Advisors LLC

August     , 2020